Exhibit 10.3
Execution Version
CREDIT AND SECURITY AGREEMENT

Dated as of July 10, 2025

among

AZZ SPE-1 LLC, as Borrower,

ARBOR-CROWLEY, LLC, as the Master Servicer,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

Credit and Security Agreement - AZZ (2025)

Page

Section 1.1    The Commitments    1
Section 1.2    Requesting Incremental Advances.    1
Section 1.3    Reductions.    2
Section 1.4    Payment Requirements    3
Section 1.5    Deemed Collections    3
Section 1.6    Interest.    4
Section 1.7    Changed Circumstances    4
Section 1.8    Defaulting Lenders.    7
Section 1.9    Designated Funding Offices    8
Section 1.10    Divisions    9
ARTICLE II. PAYMENTS AND COLLECTIONS    9
Section 2.1    Collections during the Revolving Period.    9
Section 2.2    Collections During the Liquidation Period.    10
Section 2.3    Payment Rescission    11
ARTICLE III. REPRESENTATIONS AND WARRANTIES    11
Section 3.1    Representations and Warranties of Borrower    11
Section 3.2    Representations and Warranties of the Master Servicer    15
ARTICLE IV. CONDITIONS OF CLOSING AND ADVANCES    18
Section 4.1    Conditions Precedent to Closing    18
Section 4.2    Conditions Precedent to Initial Incremental Advance    18
Section 4.3    Conditions Precedent to All Advances    19
Section 4.4    Releases Generally    19
ARTICLE V. COVENANTS    20
Section 5.1    Affirmative Covenants of Loan Parties    20
Section 5.2    Negative Covenants of Loan Parties    26
ARTICLE VI. ADMINISTRATION AND COLLECTION    29
Section 6.1    Designation of the Master Servicer.    29
Section 6.2    Duties of the Master Servicer.    29
Section 6.3    Collection Accounts    31
Section 6.4    Notice of Exclusive Control    31
Section 6.5    Responsibilities under Contracts    32
Section 6.6    Reports.    32
Section 6.7    Servicing Fees    32
ARTICLE VII. AMORTIZATION EVENTS    32
Section 7.1    Amortization Events    32
Section 7.2    Remedies    36

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(continued)
Page

ARTICLE VIII. INDEMNIFICATION    36
Section 8.1    Indemnities by Borrower.    36
Section 8.2    Indemnities by the Master Servicer.    39
Section 8.3    Increased Cost and Reduced Return    40
Section 8.4    Other Costs and Expenses    41
Section 8.5    Taxes.    41
ARTICLE IX. THE ADMINISTRATIVE AGENT    45
Section 9.1    Appointment.    45
Section 9.2    Delegation of Duties    45
Section 9.3    Exculpatory Provisions    45
Section 9.4    Reliance by the Administrative Agent and the Lenders.    46
Section 9.5    Notice of Amortization Events    46
Section 9.6    Non-Reliance on the Administrative Agent or Other Lender    46
Section 9.7    Indemnification of the Administrative Agent    47
Section 9.8    Administrative Agent in Its Individual Capacity    47
Section 9.9    Successor Administrative Agent.    47
Section 9.10    UCC Filings    48
Section 9.11    Certain ERISA Matters    48
ARTICLE X. ASSIGNMENTS; PARTICIPATIONS    49
Section 10.1    Assignments and Transfer of Commitments    49
Section 10.2    The Register    50
Section 10.3    Certain Representations and Warranties; Limitations; Covenants    51
Section 10.4    No Assignment to Borrower    51
Section 10.5    No Assignment to Natural Persons    51
Section 10.6    Participations    51
Section 10.7    Pledge by Lenders    53
ARTICLE XI. GRANT OF SECURITY INTEREST    53
Section 11.1    Grant of Security Interest    53
ARTICLE XII. MISCELLANEOUS    53
Section 12.1    Waivers and Amendments.    53
Section 12.2    Notices    54
Section 12.3    Setoff; Ratable Payments.    54
Section 12.4    Intended Tax Characterization    55
Section 12.5    Protection of Ownership and Security Interests.    55
Section 12.6    Confidentiality.    56
Section 12.7    CHOICE OF LAW    57

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(continued)
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Section 12.8    CONSENT TO JURISDICTION    57
Section 12.9    WAIVER OF JURY TRIAL    57
Section 12.10    Integration; Binding Effect; Survival of Terms.    57
Section 12.11    Counterparts; Severability; Section References    58
Section 12.12    Mutual Negotiations    58
Section 12.13    Bankruptcy Petition    58
Section 12.14    USA PATRIOT Act; Anti-Money Laundering Laws    58
Section 12.15    Erroneous Payments    58
Section 12.16    Acknowledgement Regarding Any Supported QFCs    60
Section 12.17    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    62

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EXHIBITS AND SCHEDULES
Exhibit I            Definitions
Exhibit II-A        Form of Borrowing Notice
Exhibit II-B        Form of Reduction Notice
Exhibit III    Borrower’s Chief Executive Office, Principal Place of Business, Records Locations, Federal Taxpayer ID Number and Organizational ID Number
Exhibit IV        Lock-Boxes; Collection Accounts and Collection Account Banks
Exhibit V        Reserved.
Exhibit VI        Form of Assignment Agreement
Exhibit VII        Credit and Collection Policy
Exhibit VIII-A        Form of Monthly Report
Exhibit VIII-B        Form of Weekly Report
Schedule 12.2        Addresses for Notices
Schedule A        Commitments
Schedule B        Closing Documents
Schedule C        Excluded Receivables

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CREDIT AND SECURITY AGREEMENT
THIS CREDIT AND SECURITY AGREEMENT, dated as of July 10, 2025, is entered into by and among:
(a)    AZZ SPE-1 LLC, a Delaware limited liability company (the “Borrower”),
(b)    Arbor-Crowley, LLC, a Delaware limited liability company (“AC”), as initial Master Servicer,
(c)    the Lenders from time to time party to this Agreement, and
(d)    Wells Fargo Bank, National Association, in its capacity as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).
Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto.
PRELIMINARY STATEMENTS
Borrower desires to obtain secured Advances from the Lenders from time to time.
On the terms and subject to the conditions hereinafter set forth, each of the Lenders severally agrees to make its Percentage of each of the requested Advances from time to time.
Wells Fargo Bank, National Association has been requested and is willing to act as Administrative Agent on behalf of the Lenders in accordance with the terms hereof.
ARTICLE I.

THE FACILITY
Section 1.1    The Commitments. On the terms and subject to the conditions set forth in this Agreement, including, without limitation, the conditions set forth in Article IV: (a) from time to time during the Revolving Period, Borrower may request Incremental Advances in accordance with Section 1.2, and (b) each of the Lenders, severally and not jointly, agrees to make a Loan in the amount equal to its Percentage of the requested Incremental Advance on the applicable Borrowing Date; provided that (i) the aggregate Principal of any Lender’s Loans at any one time outstanding may not exceed the lesser of (A) the amount of such Lender’s Commitment hereunder, and (B) such Lender’s Percentage of the Borrowing Base, and (ii) in no event may the Aggregate Principal of all Incremental Advances outstanding hereunder exceed the lesser of (A) the Facility Limit, and (B) the Borrowing Base. Each Lender’s several Commitment shall automatically terminate on the Facility Termination Date.
Section 1.2    Requesting Incremental Advances.
(a)    If, on any Business Day during the Revolving Period, there is Borrowing Availability, Borrower may request an Incremental Advance by delivering to the Administrative Agent (for distribution to each Lender) a written notice in the form set forth as Exhibit II-A hereto (each, a “Borrowing Notice”) not later than 12:00 p.m. (New York City time) on the proposed Borrowing Date of such Incremental Advance bearing interest at a rate based on Daily One Month Term SOFR. Borrower shall also simultaneously cause the aggregate Principal amount of such Incremental Advance to be entered on-line in Wells’ electronic “C.E.O.” portal. Unless the aggregate Principal amount of such Incremental Advance is also entered on-line in Wells’ electronic “C.E.O.” portal, the requested Incremental Advance shall be subject to (and unless the Administrative Agent elects otherwise in the exercise of its sole discretion, such Incremental Advance shall not be funded until satisfactory completion of) the Administrative Agent’s authentication process. The initial Incremental Advance shall be subject to Sections 4.1 and 4.2 hereof, and all Advances (including the initial Incremental Advance and each Release) shall be subject to Section 4.3 and Section 4.4 hereof. Each Borrowing Notice shall (i) be prepared based on the numbers set forth in the most recent Settlement Report, (ii) be irrevocable, (iii) specify the requested aggregate Principal (which shall be not less than $500,000 or a larger integral multiple of $100,000), and (iv) specify the applicable Borrowing Date (which shall be a Business Day). On the Borrowing Date of each Incremental Advance, upon satisfaction of the applicable conditions precedent set forth in Article IV, each Lender shall initiate a wire transfer to the Administrative Agent’s Account, in immediately available funds, in an amount equal to its Percentage of the Incremental Advance requested, and the Administrative Agent shall wire transfer the proceeds of each Lender’s Loan to the Facility Account promptly upon its receipt thereof. Borrower shall not request more than two (2) Incremental Advances in any calendar week.
(b)    The Administrative Agent may assume that each Lender has made or will make the proceeds of its Loan comprising an Incremental Advance available to the Administrative Agent unless the Administrative Agent shall have been notified by such Lender at least one (1) hour before the time on which the Administrative Agent actually funds the Incremental Advance to Borrower (whether using its own funds pursuant to this Section 1.2 or using proceeds deposited with the Administrative Agent by the Lenders and whether such funding occurs before or after the time on which the Lenders are required to deposit the proceeds of their Loans with the Administrative Agent). The Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount of Principal. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the proposed Borrowing Date, the Administrative Agent shall notify the Borrower and be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount, forthwith upon such demand from Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to Borrower and ending on the date the Administrative Agent recovers such amount, at a rate per annum equal to (A) the Federal Funds Rate during the first three (3) days after such interest shall begin to accrue and (B) the Interest Rate in respect of such Loan after the end of such three (3) day period.
Section 1.3    Reductions.
(a)    If, on any Business Day, the Borrower has been notified in writing or otherwise obtains actual knowledge that an Overadvance exists (including in connection with the delivery of any Settlement Report), Borrower shall pay (or cause to be paid) to the Administrative Agent’s Account not later than two (2) Business Days thereafter, for prompt distribution to the Lenders in accordance with their Percentages, an amount to be applied to reduce the Aggregate Principal, such that after giving effect to such payment, no Overadvance exists and is continuing.
(b)    If, on any Business Day, Borrower wishes to make a voluntary reduction in the Aggregate Principal outstanding, Borrower shall deliver to the Administrative Agent and each Lender an irrevocable written notice of such proposed reduction in the form set forth as Exhibit II-B hereto (each, a

“Reduction Notice”) by 11:00 a.m. (New York City time) on the Business Day of the proposed reduction. Each Reduction Notice shall designate (i) the Business Day upon which any such reduction of Aggregate Principal shall occur (the “Proposed Reduction Date”), (ii) the amount of Aggregate Principal to be reduced which shall not be less than $500,000 or larger integral multiple of $100,000 (the “Aggregate Reduction”), and (iii) each Lender’s Percentage of such Aggregate Reduction. On the Proposed Reduction Date, Borrower shall pay to the Administrative Agent’s Account for prompt distribution to each Lender such Lender’s Percentage of each Aggregate Reduction. Only one (1) Reduction Notice shall be outstanding at any time and no more than one (1) Reduction Notice shall be delivered in any calendar week.
(c)    Borrower may, upon at least five (5) Business Days’ irrevocable written notice to the Administrative Agent (for distribution to each Lender), terminate in whole or permanently reduce in part, ratably amongst the Lenders in accordance with their respective Percentages, the unused portion of the Lenders’ several Commitments and the Facility Limit; provided that each partial reduction of the Commitments and the Facility Limit shall be in an aggregate amount of not less than $10,000,000 and no such partial reduction shall reduce the Aggregate Commitment and the Facility Limit to an amount less than $50,000,000.
(d)    If, on any Business Day, during a Dominion Period the Administrative Agent receives a Settlement Report that demonstrates that an Overadvance exists, the Administrative Agent shall promptly remove from the Collection Account and pay to the Administrative Agent’s Account, for prompt distribution to the Lenders in accordance with their Percentages, the lesser of (x) the amount then on deposit in the Collection Accounts and (y) an amount to be applied to reduce the Aggregate Principal, such that after giving effect to such payment, no Overadvance exists and is continuing.
Section 1.4    Payment Requirements. The Borrower or the Master Servicer, as the case may be, shall initiate a wire transfer to the Administrative Agent’s Account of amounts payable by it to the Administrative Agent or the Lenders no later than 2:00 p.m. (New York City time) on the Business Day when due in immediately available funds, and the Administrative Agent shall promptly forward to the Lenders their respective shares of the funds so received. All computations of Interest and per annum Fees under the Transaction Documents shall be made on the basis of a year consisting of three hundred sixty (360) days for the actual number of days elapsed (or, in the case of Interest calculated by reference to the Prime Rate, three hundred sixty-five (365) days or, in the case of a leap year, three hundred sixty-six (366) days). If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.
Section 1.5    Deemed Collections. Upon the occurrence of any Dilution, Borrower shall be deemed to have received a Deemed Collection in the amount specified in the definition of “Deemed Collection”, and the Outstanding Balance of the Receivable(s) affected thereby shall be immediately reduced by the amount of such Dilution. If, after giving effect to any Dilution (and the reduction of the Receivable(s) affected thereby) an Overadvance shall exist, the Borrower shall pay (or cause to be paid) to the Administrative Agent’s Account, not later than two (2) Business Days thereafter, for prompt distribution to the Lenders in accordance with their Percentages, an amount to be applied to reduce the Aggregate Principal, such that after giving effect to such payment, no Overadvance exists and is continuing.

Section 1.6    Interest.
(a)    The Aggregate Principal shall accrue Interest for each day at a rate per annum equal to the applicable Interest Rate, which Interest shall be due and payable on each Monthly Payment Date, in arrears for the immediately preceding Calculation Period, and on the Final Payout Date.
(b)    At least three (3) Business Days prior to each Monthly Payment Date, the Administrative Agent shall calculate the aggregate amount of Interest (if any) owing for the Calculation Period then most recently ended (plus any unpaid Interest, if any, that was due and not paid on a prior Monthly Payment Date) and shall notify the Borrower of such aggregate amount.
(c)    On each Monthly Payment Date, Borrower shall pay to the Administrative Agent for distribution to the Lenders in accordance with Article II their respective portions of such accrued and unpaid Interest.
Section 1.7    Changed Circumstances.
(a)    Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for an Incremental Advance bearing interest at a rate based on Daily One Month Term SOFR or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Daily One Month Term SOFR with respect to a proposed Incremental Advance bearing interest by reference to Daily One Month Term SOFR on or prior to the first day of the applicable Calculation Period or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Daily One Month Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining any such Incremental Advance during such Calculation Period and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make or maintain Incremental Advances bearing interest at a rate based on Daily One Month Term SOFR and any right of the Borrower to request, convert or continue any Incremental Advance as an Incremental Advance bearing interest at a rate based on Daily One Month Term SOFR, shall be suspended (to the extent of the affected Incremental Advance or the affected Calculation Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Incremental Advances bearing interest at a rate based on Daily One Month Term SOFR (to the extent of the affected Incremental Advance or the affected Calculation Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to an Incremental Advance bearing interest at a rate based on the Alternate Base Rate in the amount specified therein and (B) any outstanding affected Incremental Advance will be deemed to have been converted into Incremental Advances accruing Interest at a rate based on the Alternate Base Rate with respect to any Incremental Advance bearing interest at Daily One Month Term SOFR, at the end of the applicable Calculation Period.
(b)    Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective lending offices)

with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any Incremental Advance bearing interest at a rate based on Daily One Month Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Daily One Month Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make or maintain any Incremental Advance bearing interest at a rate based on Daily One Month Term SOFR, as applicable, and any right of the Borrower to request, convert or continue any Incremental Advance as an Incremental Advance bearing interest at a rate based on Daily One Month Term SOFR, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (iii) of the definition of “Alternate Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all affected Incremental Advances to Incremental Advances bearing interest at a rate based on the Alternate Base Rate (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (iii) of the definition of “Alternate Base Rate”) with respect to any Incremental Advance bearing interest at a rate based on Daily One Month Term SOFR, on the last day of the Calculation Period therefor, if all affected Lenders may lawfully continue to maintain such Incremental Advances bearing interest at a rate based on Daily One Month Term SOFR to such day, or immediately, if any Lender may not lawfully continue to maintain such Incremental Advances bearing interest at a rate based on Daily One Month Term SOFR, as applicable, to such day.
(c)    Benchmark Replacement Setting.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 1.7(c)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any

Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 1.7(c)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.7(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 1.7(c).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Calculation Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Calculation Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of any affected Incremental Advance bearing interest at a rate based on Daily One Month Term SOFR, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to an Incremental Advance bearing interest at a rate based on the Alternate Base Rate and (B) any outstanding affected Incremental Advance bearing interest at a rate based on Daily One Month Term SOFR will be deemed to have been converted to an Incremental Advance bearing interest at a rate based on the Alternate Base Rate at the end of the applicable Calculation Period. During any Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
(d)    Initial Benchmark Conforming Changes. In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming

Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.
(e)    Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Daily One Month Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 1.7(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Daily One Month Term SOFR, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.8    Defaulting Lenders.
(a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.1.
(ii)    Any payment of Principal, Interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.3 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as Borrower may direct (so long as no Amortization Event or Potential Amortization Event exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Administrative Agent or the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Administrative Agent or such other Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Amortization Event or Potential Amortization Event exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Advance in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advance was made at a time when the conditions set forth in Section 4.2 (with respect to the initial Incremental Advance) and 4.3 (with respect to any subsequent Incremental Advance) were satisfied, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are funded and held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 1.8(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    No Defaulting Lender shall be entitled to receive any Unused Fee for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such Unused Fee that otherwise would have been required to have been paid to that Defaulting Lender).
(b)    If Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the other parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be funded on a pro rata basis by the Lenders in accordance with their respective Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees (including any Fees) accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 1.9    Designated Funding Offices. Each Lender at its option may make any Loan or otherwise perform its obligations hereunder through any funding office (each, a “Designated Funding Office”); provided that any exercise of such option shall not affect the obligation of Master Servicer to administer Collections in accordance with the terms of this Agreement. Any Designated Funding Office shall be considered part of the applicable Lender; provided that such provisions that would be applicable with respect to Loans actually provided by an Affiliate or branch of such Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender.
Section 1.10    Divisions. For all purposes under the Transaction Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.
ARTICLE II.

PAYMENTS AND COLLECTIONS
Section 2.1    Collections during the Revolving Period.
(a)    On each Business Day during the Revolving Period, all Collections received by the Master Servicer shall be administered in accordance with Section 6.2 and shall be (i) held in trust for the payment of the accrued and unpaid Aggregate Unpaids, if any, that are then due and owing or will be due and owing on the next Monthly Payment Date (including, without limitation, Aggregate Principal payable pursuant to Section 1.3(a) or 2.1(b)), or (ii) released to the Borrower as provided in Section 2.1(c).
(b)    Aggregate Principal shall not be required to be paid during the Revolving Period except to the extent that (i) an Overadvance exists or (ii) a Reduction Notice is delivered.
(c)    On each Business Day during the Revolving Period, subject to Section 2.1(e), Section 4.3 and Section 4.4, Collections that are not required to be segregated or held in trust for the payment of the accrued and unpaid Aggregate Unpaids, if any, that are then due and owing or will be due and owing on the next Monthly Payment Date (including, without limitation, Aggregate Principal payable pursuant to Section 1.3(a) or 2.1(b)) may be released to the Borrower to make a distribution on the Capital Stock of the Borrower to Intermediate SPE in an amount not to exceed the undistributed or unpaid Contribution Price (as defined in the Contribution Agreement) for Receivables Contributed (as defined in the Contribution Agreement) to the Borrower on or prior to such date in accordance with the Contribution Agreement and for concurrent further distribution on the Capital Stock of Intermediate SPE to the Originators in an amount not to exceed the undistributed or unpaid Transfer Price (as defined in the Transfer Agreement) for Receivables Transferred (as defined in the Transfer Agreement) to Intermediate SPE on or prior to such date in accordance with the Transfer Agreement (each such release, a “Release”).
(d)    On each Payment Date during the Revolving Period, after deduction of the Master Servicer’s Servicing Fee from Collections received (or deemed received) during the Fiscal Month (or portion thereof) then most recently ended, the Master Servicer shall deliver to the Administrative Agent from the Collections received (or deemed received) during such Fiscal Month (or portion thereof), an amount equal to all other Required Amounts due and owing on such Payment Date, and the Administrative Agent shall promptly distribute to each Lender such Lender’s applicable portion thereof. During the Dominion Period, the Administrative Agent shall make distributions of the Servicing Fee and other Required Amounts from the Collections held by it.
(e)    If, on any Payment Date during the Revolving Period, there are insufficient Collections to pay all amounts required to be paid pursuant to Section 2.1(b) and Section 2.1(d), (i) no Release or new Incremental Advance shall be made until such amounts have been paid in full, and (ii) Collections to be applied to the Required Amounts shall be applied in the following order of priority:

first, to accrued and unpaid Servicing Fees that are then due and owing to the Master Servicer if not withheld by the Master Servicer prior to turnover of the Collections;
second, to out-of-pocket expenses (if any) of the Administrative Agent that are then due and owing under Section 8.4;
third, to accrued and unpaid Interest then due and owing, including any previously accrued Interest that remains unpaid;
fourth, to all Fees accrued during the Calculation Period (or portion thereof) then most recently ended then due and owing, plus any previously accrued Fees that remain unpaid;
fifth, to the Administrative Agent, for distribution to the Lenders in accordance with their respective Percentages, in reduction of the Principal of their Loans, until any Overadvance is reduced to $0; and
sixth, to all other amounts (if any) then due and owing to the Secured Parties by the Borrower under the Transaction Documents.
Section 2.2    Collections During the Liquidation Period.
(a)    On each day during the Liquidation Period, all Collections shall be administered in accordance with Section 6.2.
(b)    On each Payment Date during the Liquidation Period, after deduction of the Servicing Fee, the Master Servicer, or if the Administrative Agent shall have delivered the Notices of Exclusive Control pursuant to Section 7.2, the Administrative Agent, shall wire transfer all Collections to the Administrative Agent’s Account and all Collections received by the Administrative Agent shall be distributed and applied in the following order of priority:
first, to the Master Servicer, in payment of accrued and unpaid Servicing Fees that are then due and owing to the Master Servicer to the extent not retained;
second, to the Administrative Agent, in payment of its out-of-pocket expenses that are then due and owing under Section 8.4;
third, to the Administrative Agent, for distribution to the Lenders in accordance with their respective Percentages, in payment of any accrued and unpaid Interest then due and owing, including any previously accrued Interest that was not previously paid;
fourth, to the Administrative Agent, for distribution to the Lenders, in payment of any Fees accrued during the Calculation Period (or portion thereof) then most recently ended then due and owing, plus any previously accrued Fees not paid on a prior Payment Date;
fifth, to the Administrative Agent, for distribution to the Lenders in accordance with their respective Percentages, in reduction of the Principal of their Loans, until Aggregate Principal is reduced to $0;

sixth, to the Administrative Agent, for distribution to the Secured Parties in accordance with the amount then due and owing to such Person, in payment of all amounts then due and owing to the Secured Parties by the Borrower under the Transaction Documents; and
seventh, if the Aggregate Unpaids have been reduced to zero, to Borrower, free and clear of the Security Interest of the Administrative Agent.
Section 2.3    Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Borrower shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Administrative Agent for distribution to the Lenders the full amount thereof together with any Interest thereon from the date of any such rescission, return or refunding.
ARTICLE III.

REPRESENTATIONS AND WARRANTIES
Section 3.1    Representations and Warranties of Borrower. Borrower hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof, as of each Payment Date and as of each Borrowing Date, that:
(a)    Organization and Qualification. Borrower is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware. Borrower is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification or licensing necessary.
(b)    Authority; No Conflict or Violation. The execution, delivery and performance by Borrower of the Transaction Documents to which it is a party, the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents to which it is a party, have been duly authorized by all necessary limited liability company action on the part of Borrower and do not and will not (i) require any consent or approval of its manager(s) or member(s), or any authorization, consent, approval, order, filing, registration or qualification by or with any Governmental Authority, except those that have been obtained and are in full force and effect and except for the filings or notices as may be necessary to perfect the Security Interest granted pursuant to this Agreement, (ii) violate any provision of (A) any applicable Law or of any order, writ, injunction or decree presently in effect having applicability to Borrower or (B) the Organizational Documents of Borrower, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the assets now owned or hereafter acquired by Borrower.
(c)    Legal Agreements. This Agreement and each of the other Transaction Documents to which Borrower is a party have been duly authorized, executed and delivered by Borrower, and constitute the legal, valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.
(d)    Compliance with Laws. The Borrower has complied with all applicable Laws, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.
(e)    Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Advances will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
(f)    Not an Investment Company; Volcker Rule. The Borrower (i) is not a “covered fund” under the Volcker Rule and (ii) is not required to register as an “investment company” within the meaning of the Investment Company Act. In determining that the Borrower is not a “covered fund” under the Volcker Rule, the Borrower relies on, and is entitled to rely on, the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.
(g)    Solvency. The Borrower is, and after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will be, Solvent.
(h)    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.
(i)    None of (A) the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (B) any agent or representative of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the Transaction Documents, (I) is a Sanctioned Person or currently the subject or target of any Sanctions, (II) has its assets located in a Sanctioned Country, (III) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any Governmental Authority regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a Governmental Authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (IV) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.
(ii)    Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(iii)    Each of the Borrower and its Subsidiaries, and to the knowledge of the Borrower, director, officer, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(iv)    No proceeds of any Advance have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 5.2(h).

(i)    Places of Business and Locations of Records. The Borrower’s principal place of business, chief executive office and the other locations (if any) where its Records are located are at the addresses listed on Exhibit III.
(j)    Names and Identification Numbers. The Borrower has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement. Borrower’s Federal Employer Identification Number and State of Organization and ID Number are correctly set forth on Exhibit III.
(k)    Ownership of Borrower. Intermediate SPE owns, directly, one hundred percent (100%) of the issued and outstanding Capital Stock and all other equity interests of the Borrower, free and clear of any Adverse Claim. The Borrower’s membership interests are validly issued and there are no options, warrants or other rights to acquire membership interests in Borrower.
(l)    The Lock-Boxes and Collection Accounts.
(i)    Nature of Collection Accounts. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.
(ii)    Ownership. Each Lock-Box and Collection Account is in the name of the Borrower, and the Borrower owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim.
(iii)    Control Agreements. Each Lock-Box and Collection Account is subject to a Collection Account Control Agreement. Borrower has not granted any Person (other than the Administrative Agent, the Master Servicer and their respective assigns) access to or control of any such Lock-Box or Collection Account. Borrower has not granted any Person (other than the Administrative Agent and its assigns) the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event. To the extent that funds other than Collections are deposited into any Collection Account, Borrower or the Master Servicer can promptly trace and identify which funds constitute Collections.
(iv)    Perfection. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Collection Account.
(m)    Good Title. Borrower is the legal and beneficial owner of each Pool Receivable, together with the Related Security and Collections with respect thereto, free and clear of any Lien except for Permitted Liens. The Borrower has not authorized the filing of and is not aware of any financing statements filed against the Borrower that include a description of collateral covering the Collateral other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated. The Borrower is not aware of any judgment lien, ERISA lien or tax lien filings against the Borrower.
(n)    Perfection. Assuming the filing of the financing statement approved by Borrower on the date hereof, this Agreement, together with such financing statement and the Collection Account Control Agreements, are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected Security Interest in the Collateral, free and clear of any Lien except for Permitted Liens.

(o)    Compliance with Credit and Collection Policy. Borrower has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts, other than any Pool Receivable and the related Contracts with respect to which there has been a Deemed Collection payment in accordance with Section 1.5.
(p)    [Reserved].
(q)    Bulk Sales Act. No transaction contemplated by any Transaction Document will require compliance by it or any of the AZZ Parties with any bulk sales act or similar law.
(r)    Accuracy of Information. No written information (including, without limitation, all Settlement Reports) heretofore furnished by (or on behalf of) Borrower to the Administrative Agent or any of the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby contains, and no such written information hereafter furnished by (or on behalf of) Borrower to the Administrative Agent or any of the Lenders, will contain, any material misstatement of fact or omit to state any material fact necessary to make such information not materially misleading in light of the circumstances under which made.
(s)    Material Adverse Effect. Since February 29, 2024, no event has occurred that could reasonably be expected to have a Material Adverse Effect.
(t)    Value to Intermediate SPE. With respect to each Pool Receivable, Borrower has given reasonably equivalent value (including through the increase in the capital account of Intermediate SPE in the Borrower) to Intermediate SPE in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by Intermediate SPE of any Receivable under the Contribution Agreement is or may be voidable under any section of the Federal Bankruptcy Code or any other applicable Law.
(u)    Eligible Receivables. Each Receivable included in the Net Receivables Pool Balance on a Settlement Report as an Eligible Receivable was an Eligible Receivable as of the last day of the period covered by such Settlement Report, and the Outstanding Balance of each such Eligible Receivable as of the last day of the period covered by such Settlement Report was accurately set forth on such Settlement Report in all material respects.
(v)    Financial Information. All balance sheets, all statements of income and of cash flow and all other financial information of Borrower furnished to the Administrative Agent or any of the Lenders and described in Section 5.1 have been or will be prepared in accordance with GAAP and do or will present fairly in all material respects the financial condition and results of operations of Borrower, as at such dates and for such periods in accordance with GAAP, subject, in the case of unaudited financial statements, to changes resulting from normal year-end audit adjustments and the absence of footnotes.
(w)    No Amortization Event. No event has occurred and is continuing and no condition exists, that constitutes or may reasonably be expected to constitute an Amortization Event or Potential Amortization Event.
(x)    Taxes. The Borrower has (i) timely filed all federal and other material tax returns required to be filed by it and (ii) paid, or caused to be paid, all federal and other material taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(y)    Tax Status. The Borrower (i) is, and shall at all relevant times continue to be, “disregarded as an entity separate from its owner” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a United States person (within the meaning of Section 7701(a)(30) of the Code), (ii) is not and will not at any relevant time become an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes, (iii) does not have tax residence and is not otherwise subject to Tax in any jurisdiction outside the United States and (iv) is not subject to any material Taxes based on net income or gross receipts imposed by a state or local taxing authority.
(z)    Opinions. The facts regarding the AZZ Parties, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(aa)    Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened, against the Borrower before any Governmental Authority and (ii) the Borrower is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) or (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Collateral or the consummation of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents or (D) could reasonably be expected to have a Material Adverse Effect.
(bb)    Beneficial Ownership Certification. As of the Closing Date, all of the information included in the Beneficial Ownership Certification is true and correct.
Section 3.2    Representations and Warranties of the Master Servicer. The Master Servicer hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof, as of each Payment Date and as of each Borrowing Date, that:
(a)    Organization and Qualification. The Master Servicer is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware. The Master Servicer has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, licenses or approvals where a failure to do so could reasonably be expected to have or result in a Material Adverse Effect.
(b)    Authority; No Conflict or Violation. The execution, delivery and performance by the Master Servicer of the Transaction Documents to which it is a party, the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents to which it is a party, have been duly authorized by all necessary corporate action on the part of the Master Servicer and do not and will not (i) (A) require any consent or approval of its manager(s) or member(s), or (B) require any authorization, consent, approval, order, filing, registration or qualification by or with any Governmental Authority, except those that have been obtained and are in full force and effect, (ii) violate any provision of (A) any applicable Law or of any order, writ, injunction or decree presently in effect having applicability to the Master Servicer or (B) the Organizational

Documents of the Master Servicer, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Master Servicer is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the Collateral except, with respect to clauses (i)(B), (ii)(A) and (iii) above, where the failure to so comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.
(c)    Legal Agreements. This Agreement and each of the other Transaction Documents to which the Master Servicer is a party have been duly authorized, executed and delivered by the Master Servicer, and constitute the legal, valid and binding obligations of the Master Servicer, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.
(d)    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.
(i)    None of (A) the Master Servicer, any of its Subsidiaries or, to the knowledge of the Master Servicer or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (B) any agent or representative of the Master Servicer or any of its Subsidiaries that will act in any capacity in connection with or benefit from the Transaction Documents, (I) is a Sanctioned Person or currently the subject or target of any Sanctions, (II) has its assets located in a Sanctioned Country, (III) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any Governmental Authority regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a Governmental Authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (IV) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.
(ii)    Each of the Master Servicer and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Master Servicer and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(iii)    Each of the Master Servicer and its Subsidiaries, and to the knowledge of the Master Servicer, director, officer, employee, agent and Affiliate of the Master Servicer and each such Subsidiary, is in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(iv)    No proceeds of any Advance have been used, directly or indirectly, by any AZZ Party, any of their respective Subsidiaries or any of their respective directors, officers, employees or agents in violation of Section 5.2(h).
(e)    Information. No written information (including, without limitation, all Settlement Reports) heretofore furnished by (or on behalf of) the Master Servicer to the Administrative Agent or any of the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby contains, and no such written information hereafter furnished by (or on behalf of) the Master Servicer to the Administrative Agent or any of the Lenders, will contain, any material misstatement of fact or omit to state any material fact necessary to make such information not materially misleading in light of the circumstances under which made.
(f)    Collections. Master Servicer has, or the Originators have, directed those Obligors who are not currently making payments directly to a Lock-Box or Collection Account listed on Exhibit IV hereto, to make payments on the Pool Receivables directly to a Lock-Box or a Collection Account listed on Exhibit IV hereto, and neither the Master Servicer nor any Originator has directed, nor have they (to the best of their capacities) permitted any other AZZ Party or any of their respective Affiliates to direct, those Obligors who are currently making payments directly to a Lock-Box or Collection Account listed on Exhibit IV hereto, to make payments on the Pool Receivables to anywhere other than directly to a Lock-Box or a Collection Account listed on Exhibit IV hereto. The conditions and requirements set forth in Section 5.1(v) and Section 6.2 have at all times been satisfied and duly performed in all material respects by Borrower or the Master Servicer. Exhibit IV hereto sets forth (i) the names and addresses of all Collection Account Banks, together with the account numbers of the Collection Accounts, and (ii) the addresses of all Lock-Boxes, the numbers of all associated Collection Accounts and the name and address of each Collection Account Bank. To the extent that funds other than Collections of Pool Receivables are deposited into any Collection Account, the Master Servicer can promptly trace and identify which funds constitute Collections of the Pool Receivables. To the extent that Collections of Pool Receivables are deposited into any bank account other than a Collection Account, the Master Servicer can promptly trace and identify which funds deposited into such bank account constitute Collections of the Pool Receivables.
(g)    Compliance with Credit and Collection Policy. Master Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract, other than any Pool Receivable and the related Contract with respect to which there has been a Deemed Collection payment in accordance with Section 1.5.
(h)    Eligible Receivables. Each Receivable included in the Net Receivables Pool Balance on a Settlement Report as an Eligible Receivable was an Eligible Receivable as of the last day of the period covered by such Settlement Report, and the Outstanding Balance of each such Eligible Receivable as of the last day of the period covered by such Settlement Report was accurately set forth on such Settlement Report in all material respects.
(i)    Compliance with Laws. The Master Servicer has complied with all applicable Laws, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.
(j)    Servicing Programs. No license or approval is required for the Administrative Agent’s use of any material software or other computer program used by the Master Servicer, any Originator or any Sub-Servicer in the servicing of the Receivables, other than those which have been obtained and are in full force and effect or those which could readily be obtained.
(k)    Servicing of Receivables. Since the Closing Date there has been no material adverse change in the ability of the Master Servicer to service and collect the Receivables and the Related Security.
(l)    No Amortization Event. No event has occurred and is continuing and no condition exists, that constitutes or may reasonably be expected to constitute an Amortization Event or Potential Amortization Event.

(m)    Material Adverse Effect. Since February 29, 2024, no event has occurred that could reasonably be expected to have a Material Adverse Effect.
(n)    Opinions. The facts regarding the AZZ Parties, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are, to the best of Master Servicer’s knowledge, true and correct in all material respects.
(o)    Tax Status. The Borrower (i) is, and shall at all relevant time continue to be, “disregarded as an entity separate from its owner” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a United States person (within the meaning of Section 7701(a)(30) of the Code), (ii) is not and will not at any relevant time become an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes, (iii) does not have tax residence and is not otherwise subject to Tax in any jurisdiction outside the United States and (iv) is not subject to any material Taxes based on net income or gross receipts imposed by a state or local taxing authority.
(p)    ERISA Compliance. The representations and warranties set forth in Section 6.12 of the Credit Agreement and all defined terms used therein (in each case as in effect on the Closing Date and without giving effect to any amendment, restatement, waiver, supplement or termination thereof unless otherwise agreed to in writing by the Administrative Agent in its sole discretion) are hereby incorporated herein mutatis mutandis.
(q)    Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending, or, to the best knowledge of the Master Servicer, threatened, against the Master Servicer before any Governmental Authority and (ii) the Master Servicer is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) or (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, or (C) seeks any determination or ruling that could materially and adversely affect the performance by the Master Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents.
(r)    Permitted Receivables Financing. The facility established by this Agreement and the other Transaction Documents constitutes a “Permitted Receivables Financing” and any indebtedness incurred pursuant to such facility constitutes “Permitted Receivables Financing Indebtedness”, in each case, under and as defined in the Credit Agreement.
ARTICLE IV.

CONDITIONS OF CLOSING AND ADVANCES
Section 4.1    Conditions Precedent to Closing. The effectiveness of this Agreement is subject to the conditions precedent that (a) the Administrative Agent shall have received on or before the Closing Date the documents listed on Schedule B hereto and (b) the Administrative Agent and the Lenders shall have received all Fees required to be paid on such date pursuant to the terms of the Fee Letter.

Section 4.2    Conditions Precedent to Initial Incremental Advance. The initial Incremental Advance under this Agreement may be made on or after the Closing Date and is subject to the conditions precedent that (a) the conditions in Section 4.1 have been satisfied, and (b) the Administrative Agent shall have received expenses required to be paid as of such date pursuant to the terms of this Agreement for which Borrower has received an invoice as of the Closing Date.
Section 4.3    Conditions Precedent to All Advances. Each Incremental Advance (and subject to Section 4.4) each Release shall be subject to the conditions precedent that (a) the Master Servicer shall have delivered to the Administrative Agent (for distribution to each Lender) on or prior to the intended Borrowing Date of such Incremental Advance or Release, in form satisfactory to the Administrative Agent, all Settlement Reports as due on or before the applicable Borrowing Date under Section 6.6, (b) the Facility Termination Date shall not have occurred, and (c) on the applicable Borrowing Date, the following statements shall be true (and acceptance of the proceeds of such Incremental Advance or Release shall be deemed a representation and warranty by Borrower that such statements are then true):
(i)    the representations and warranties set forth in Article III are true and correct in all material respects (without duplication of any materiality qualifiers already contained therein) on and as of the Borrowing Date of such Incremental Advance or Release as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects (without duplication of any materiality qualifiers already contained therein) as of such earlier date;
(ii)    no event has occurred and is continuing, or would result from such Incremental Advance or Release, that constitutes an Amortization Event, a Termination Event, an Unmatured Termination Event or a Potential Amortization Event;
(iii)    the most recently delivered Settlement Report does not show that an Overadvance exists or will result from such Incremental Advance or Release, in each case, unless the Borrower has made a payment to the Lenders to reduce the Aggregate Principal in an amount equal to the Overadvance reported in such Settlement Report; and
(iv)    no Overadvance exists or will result from such Incremental Advance or Release.
Section 4.4    Releases Generally. It is expressly understood that each Release shall, unless otherwise directed by the Administrative Agent (with the consent or at the direction of the Lenders), occur automatically on each day that the Master Servicer shall receive any Collections (including any Collections deposited in any Collection Account) without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Borrower to satisfy any of the foregoing conditions precedent in respect of such Release. The failure of Borrower to satisfy any of the foregoing conditions precedent in respect of any Release shall give rise to a right of the Administrative Agent, which right may be exercised at any time on demand of the Administrative Agent (with the consent or at the direction of the Lenders), to rescind the related Release and direct Borrower and the Master Servicer to pay to the Administrative Agent for the benefit of the Lenders an amount equal to the Collections prior to the Amortization Date that were applied to the affected Release.

ARTICLE V.

COVENANTS
Section 5.1    Affirmative Covenants of Loan Parties. Until the Final Payout Date:
(a)    Financial Accounting Practices. Each of the Borrower and Master Servicer shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect in all material respects its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for assets and (ii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(b)    Borrower Annual Financial Statements. As soon as practicable, and in any event within 90 days after the close of each fiscal year, Borrower will furnish to the Administrative Agent (for distribution to each Lender) its unaudited balance sheet and statements of income, changes in members’ equity and cash flows for such fiscal year, and notes to each, all in reasonable detail and certified by a Responsible Officer of Master Servicer as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Borrower in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
(c)    Annual Reports. As soon as practicable, and in any event within 90 days after the close of each fiscal year of Performance Guarantor, Master Servicer shall furnish to the Administrative Agent (for distribution to each Lender) a consolidated balance sheet of Performance Guarantor and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of any independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than any such exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, an upcoming maturity date under the Credit Agreement that is scheduled to occur within one year from the time such report and opinion are delivered) or any qualification or exception as to the scope of such audit (all of which may be provided by means of delivery of the applicable SEC Form 10-K, which will be deemed delivered upon filing thereof).
(d)    Quarterly Reports. As soon as practicable, and in any event within 60 days after the close of each fiscal quarter of Performance Guarantor other than the last fiscal quarter of each fiscal year, Master Servicer shall furnish to the Administrative Agent (for distribution to each Lender) a consolidated balance sheet of Performance Guarantor and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Master Servicer as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Performance Guarantor and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes (all of which may be provided by means of delivery of the applicable SEC Form 10-Q, which will be deemed delivered upon filing thereof).
(e)    Financial Covenant Calculations. The Borrower and the Master Servicer shall deliver to the Administrative Agent and the Lenders, in form and detail satisfactory to the Administrative Agent, on or prior to fifteen (15) Business Days after the day on which the delivery of the financial statements referred to in Sections 5.1(c) and (d) is made, a duly completed Compliance Certificate (as defined in the Credit Agreement as in effect on the Closing Date and without giving effect to any amendment, restatement, waiver, supplement or termination thereof unless otherwise agreed to in writing by the Administrative Agent in its sole discretion) signed by a Responsible Officer (as defined in the Credit Agreement) of the Performance Guarantor, which shall, among other things, set forth calculations as to whether or not a Financial Covenant Breach has occurred for the period covered by such financial statements. So long as Wells is a lender under the Credit Agreement and the Total Net Leverage Ratio financial covenant in Section 8.10(a) of the Credit Agreement is identical to the Total Net Leverage Ratio financial covenant set forth in the definition of Financial Covenant Breach under this Agreement, the certificate and information required to be delivered pursuant to this Section 5.1(e) shall be deemed to have been delivered on the date on which AZZ provides a certificate and information under the Credit Agreement to the administrative agent and lenders thereunder that sets forth substantially similar information as described in this clause (e).
(f)    Informational Website. Each document required to be delivered pursuant to Section 5.1(b), (c) or (d) shall be deemed to have been delivered on the date on which AZZ posts such document on the website www.sec.gov or on the website of AZZ (each of the foregoing, an “Informational Website”). Master Servicer shall notify Administrative Agent immediately upon posting to such Informational Website.
(g)    Notice of Certain Events. Promptly upon becoming aware of the occurrence of a Termination Event or Unmatured Termination Event under either the Transfer Agreement or the Contribution Agreement or an Amortization Event or Potential Amortization Event under this Agreement , the Borrower or the Master Servicer will give the Administrative Agent (for distribution to each Lender) notice of such event, together with a written statement signed on behalf of such Person setting forth the details of such event and any action taken or contemplated to be taken with respect thereto. The Borrower or the Master Servicer will promptly notify the Administrative Agent of the occurrence of any ERISA Event that would require prompt notification to the administrative agent under Section 7.03(c) or (d) of the Credit Agreement (as in effect on the Closing Date and without giving effect to any amendment, restatement, waiver, supplement or termination thereof unless otherwise agreed to in writing by the Administrative Agent in its sole discretion), and provide to the Administrative Agent (for distribution to each Lender) copies of all notices and documentation related thereto to the extent required to be delivered to the administrative agent under Section 7.03(c) or (d) of the Credit Agreement (as in effect on the Closing Date and without giving effect to any amendment, restatement, waiver, supplement or termination thereof unless otherwise agreed to in writing by the Administrative Agent in its sole discretion).
(h)    Notice of Material Adverse Effect. Promptly upon becoming aware thereof, the Borrower or the Master Servicer will give the Administrative Agent (for distribution to each Lender) written notice with respect to any development or occurrence which could reasonably be expected to have a Material Adverse Effect.

(i)    Notice of Proceedings. Promptly upon becoming aware thereof, the Borrower or the Master Servicer will give the Administrative Agent (for distribution to each Lender) notice of (i) the commencement, existence or, to the knowledge of Borrower or Master Servicer, threat of all proceedings by or before any Governmental Authority against or affecting any AZZ Party or any of its Subsidiaries which, if adversely decided, could reasonably be expected to have a Material Adverse Effect and (ii) any action, suit, proceeding or investigation pending or to the knowledge of Borrower or Master Servicer, threatened, against the Borrower before any Governmental Authority that has had or could reasonably be expected to have a Material Adverse Effect.
(j)    Further Information. Each of the Borrower and the Master Servicer will promptly furnish to the Administrative Agent (for distribution to each Lender) (i) such information, and in such form, as the Administrative Agent or the Lenders may reasonably request from time to time in connection with this Agreement or the other Transaction Documents, (ii) sample invoices and other information as the Administrative Agent or the Lenders may request from time to time in order to confirm that Obligors have been instructed to remit payment on Receivables directly to a Lock-Box or a Collection Account in accordance with the Transaction Documents and (iii) such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Lender.
(k)    Audits. The Borrower and the Master Servicer will, from time to time during regular business hours as requested by the Administrative Agent upon reasonable advance notice to Borrower, and at the sole cost of Borrower, permit the Administrative Agent or its agents or representatives: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person during reasonable business hours for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts, in each case, with any of the officers or employees of such AZZ Party having knowledge of such matters (each such visit, a “Review”); provided that, so long as no Amortization Event has occurred and is continuing and that the prior Review, if any, had no material adverse findings, the Administrative Agent shall only conduct, and the Borrower shall only be responsible for the cost of, one (1) Review under this Section 5.1(k) in any one calendar year; it being understood and agreed that any follow-up examinations, analysis, discussions or visits to address any material adverse findings discovered during the course of a Review shall not constitute a separate Review.
(l)    Separateness. The Borrower and the Master Servicer acknowledge that the Administrative Agent and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon each of Intermediate SPE’s and the Borrower’s identity as a legal entity that is separate from the Originators, the Master Servicer, the Performance Guarantor and their respective other Affiliates (each, a “Related Entity”). Therefore, each of the Borrower and Master Servicer shall (and shall cause Intermediate SPE to) take all steps specifically required by this Agreement or reasonably required by the Administrative Agent to continue each of Intermediate SPE’s and the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that each of Intermediate SPE and the Borrower is an entity with assets and liabilities distinct from those of the Performance Guarantor, the Originators, the Master Servicer and any other Person, and is not a division of the Performance Guarantor, the Originators, the Master Servicer, its Affiliates or any other Person. In furtherance thereof, each of Borrower and Master Servicer hereby agrees (and agrees to cause Intermediate SPE) to: (i) maintain each of Intermediate SPE’s and the Borrower’s books and records and bank accounts separate from those of any other Related Entity; (ii) at all times hold each of Intermediate SPE and Borrower out to the public and all other Persons as a legal entity separate from each of Intermediate SPE’s and Borrower’s respective member(s) and any other Person; (iii) have a board of managers for each of Intermediate SPE and Borrower separate from that of each of Borrower’s and Intermediate SPE’s respective member(s) and any other Person; (iv) file tax returns, if any, for each of Intermediate SPE and Borrower as may be required under applicable law, to the extent not part of a consolidated group filing a consolidated return or returns; (v) except as contemplated herein or in any other Transaction Document, not commingle either Intermediate SPE’s or Borrower’s assets with assets of any other Person; (vi) (x) conduct Intermediate SPE’s business in Intermediate SPE’s own name and strictly comply with all organizational formalities to maintain Intermediate SPE’s separate existence and (y) conduct Borrower’s business in Borrower’s own name and strictly comply with all organizational formalities to maintain Borrower’s separate existence; (vii) maintain separate financial statements for each of Intermediate SPE and Borrower; (viii) pay each of Intermediate SPE’s and Borrower’s own respective liabilities only out of Borrower’s and Intermediate SPE’s own respective funds; (ix) maintain an arm’s length relationship between Intermediate SPE, Borrower and each other Related Entity; (x) pay the salaries of each of Intermediate SPE’s and Borrower’s own respective employees, if any, with Intermediate SPE’s and Borrower’s own respective funds; (xi) not hold out Intermediate SPE’s or Borrower’s credit or assets as being available to satisfy the obligations of others (other than pursuant to the Guaranty Agreement and the Pledge Agreement); (xii) allocate fairly and reasonably with other Persons any of Intermediate SPE’s and Borrower’s respective overhead for shared office space; (xiii) except as contemplated herein or in any other Transaction Document, use separate stationery, invoices and checks; (xiv) except as contemplated herein or in any other Transaction Document, not pledge Intermediate SPE’s or Borrower’s assets for the benefit of any other Person; (xv) correct any known misunderstanding regarding either of Intermediate SPE’s or Borrower’s separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (xvii) cause each of Intermediate SPE’s and Borrower’s respective manager(s) or member(s), as applicable, to keep minutes of any meetings and actions and observe all other Delaware limited liability company formalities; (xviii) not to have either Intermediate SPE or Borrower acquire any securities of its respective member(s); (xix) act solely in its own name and through its own authorized managers, directors, member(s), officers and agents, except as expressly permitted under the Transaction Documents; (xx) ensure each of Intermediate SPE and Borrower does not engage in any business or activity except as set forth in this Agreement and the other Transaction Documents, nor incur any indebtedness or liability other than any incurred pursuant to the Transaction Documents; (xxi) maintain each of Intermediate SPE’s and Borrower’s respective assets in a manner that facilitates their identification and segregation from those of their respective Affiliates; (xxii) ensure that each of Intermediate SPE and Borrower maintains arm’s-length relationships with their respective Affiliates and the other AZZ Parties and (xxiii) cause each of Intermediate SPE’s and Borrower’s respective directors, officers, agents and other representatives to act at all times with respect to each of Intermediate SPE and Borrower consistently and in furtherance of the foregoing.
(m)    Preservation of Existence and Franchises. Each of the Borrower and the Master Servicer shall maintain its organizational existence and its rights and franchises in full force and effect in its jurisdiction of incorporation or organization, as the case may be. Each of the Borrower and Master Servicer will qualify and remain licensed or qualified as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which the failure to receive or retain such licensing or qualification could reasonably be expected to have a Material Adverse Effect.

(n)    Compliance with Laws. The Borrower and the Master Servicer will comply with all applicable Laws, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.
(o)    Further Assurances. The Borrower and the Master Servicer will, at their own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Administrative Agent may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the transactions contemplated by this Agreement and the other Transaction Documents.
(p)    Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions. The Borrower and the Master Servicer will, and will cause each of their respective Subsidiaries to, (i) maintain in effect and enforce policies and procedures reasonably designed to promote compliance by the Borrower, the Master Servicer, their respective Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (ii) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (iii) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.
(q)    Change of Independent Manager. At least ten (10) days prior to any proposed change of the Independent Manager of Borrower or Intermediate SPE, Borrower will deliver to the Administrative Agent (for distribution to each Lender) notice of such proposed change together with a certificate of Borrower certifying that the proposed replacement manager satisfies the criteria set forth in the definition of “Independent Manager”.
(r)    Performance and Enforcement of the Transfer Agreement, the Contribution Agreement and the other Transaction Documents.
(i)    Borrower will cause Intermediate SPE to perform and will cause Intermediate SPE to require each Originator to perform, each of its obligations and undertakings under and pursuant to the Transfer Agreement. Borrower will cause Intermediate SPE to acquire Receivables under the Transfer Agreement in strict compliance with the terms thereof and to diligently enforce the rights and remedies accorded to it as the transferee under the Transfer Agreement. Borrower will cause Intermediate SPE to take all actions to perfect and enforce its rights and interests (and the rights and interests of the Borrower as assignee of Intermediate SPE and the Administrative Agent as assignee of Borrower) under the Transfer Agreement as the Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Transfer Agreement.
(ii)    Borrower will perform, and will require Intermediate SPE to perform, each of its obligations and undertakings under and pursuant to the Contribution Agreement.

Borrower will acquire Receivables under the Contribution Agreement in strict compliance with the terms thereof and will diligently enforce the rights and remedies accorded to it as the transferee under the Contribution Agreement. Borrower will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent as assignee of Borrower) under the Contribution Agreement as the Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Contribution Agreement.
(iii)    Borrower will perform, and will cause Intermediate SPE to perform, each of its respective obligations and undertakings under and pursuant to the other Transaction Documents. Borrower will, and will cause Intermediate SPE to, take all actions to perfect and enforce its respective rights and interests (and the rights and interests of the Borrower as assignee of Intermediate SPE and the Administrative Agent as assignee of the Borrower) under the other Transaction Documents as the Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the other Transaction Documents.
(s)    Ownership. Borrower will cause Intermediate SPE (or, to the extent required pursuant to the Transfer Agreement, will cause Intermediate SPE to require each Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Rights and the Collections irrevocably in Intermediate SPE, free and clear of any Liens other than Permitted Liens, and (ii) establish and maintain, in favor of the Borrower (as assignee of Intermediate SPE) and the Administrative Agent (as assignee of the Borrower), for the benefit of the Secured Parties, a valid and perfected first priority Security Interest in the Receivables and the Related Rights to the full extent contemplated herein and in the other Transaction Documents, free and clear of any Liens other than Permitted Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Borrower’s (as assignee of Intermediate SPE) and the Administrative Agent’s (as assignee of the Borrower), for the benefit of the Secured Parties, Security Interest in the Receivables and the Related Rights), and the Borrower will cause Intermediate SPE to take such other action to perfect, protect or more fully evidence the Security Interest of the Borrower (as assignee of Intermediate SPE) and the Administrative Agent (as assignee of the Borrower) for the benefit of the Secured Parties as the Administrative Agent may reasonably request. Borrower will (or, to the extent required pursuant to the Contribution Agreement, will require Intermediate SPE to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections irrevocably in Borrower, free and clear of any Liens other than Permitted Liens, and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority Security Interest in the Collateral to the full extent contemplated herein, free and clear of any Liens other than Permitted Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Secured Parties) Security Interest in the Collateral), and the Borrower will take such other action to perfect, protect or more fully evidence the Security Interest of the Administrative Agent for the benefit of the Secured Parties as the Administrative Agent may reasonably request.
(t)    Borrower’s Tax Status. The Borrower and the Master Servicer will take such actions as needed to ensure that the Borrower will (i) remain “disregarded as an entity separate from its owner” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a United States person (within the meaning of Section 7701(a)(30) of the Code), (ii) not become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (iii) not become subject to Taxes in any jurisdiction outside of the United States and (iv) not become subject to any material Taxes based on net income or gross receipts imposed by a state or local taxing authority.
(u)    Books and Records. The Borrower and the Master Servicer will maintain and implement administrative and operating procedures (including (i) an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof and (ii) procedures to identify and track sales with respect to, and collections on, Excluded Receivables), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables and the identification and reporting of all Excluded Receivables (including records adequate to permit the daily identification of each Pool Receivable and Excluded Receivable and all Collections of and adjustments to each existing Pool Receivable and Excluded Receivable).
(v)    Collections. The Borrower and the Master Servicer shall, or will cause (or will cause Intermediate SPE to cause) the Originators to, direct all Obligors to make payments of the Pool Receivables (x) directly to a Lock-Box that clears through a Collection Account which at all times is subject to a Collection Account Control Agreement, or (y) directly to a Collection Account which at all times is subject to a Collection Account Control Agreement. If, notwithstanding the foregoing, any Obligor makes payment other than directly to a Lock-Box that clears through a Collection Account which at all times is subject to a Collection Account Control Agreement or a Collection Account which at all times is subject to a Collection Account Control Agreement, Borrower and the Master Servicer shall remit such Collections on Pool Receivables directly to a Collection Account which at all times is subject to a Collection Account Control Agreement within five (5) Business Days after payment thereof. The Borrower and the Master Servicer shall use commercially reasonable efforts to ensure that each Obligor remits all payments on the Pool Receivables directly to a Lock-Box that clears through a Collection Account which at all times is subject to a Collection Account Control Agreement or directly to a Collection Account which at all times is subject to a Collection Account Control Agreement. The Borrower and the Master Servicer shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Borrower.
(w)    Information. Promptly, but in no event later than five (5) days after delivery or receipt thereof, Master Servicer will deliver to the Administrative Agent (for distribution to each Lender) a copy of each amendment, waiver, consent, report, document, instrument, record and agreement that has been delivered or received, directly or indirectly, by any AZZ Party or any of its Affiliates in connection with the Credit Agreement or any other Indebtedness of any AZZ Party having an outstanding principal amount in excess of the Threshold Amount.
Section 5.2    Negative Covenants of Loan Parties. Until the Final Payout Date:
(a)    Name or Structural Changes. Borrower shall not (i) change its name, jurisdiction of organization, identity or legal structure (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) or make any other change in the Borrower’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the UCC, (ii) permit itself to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, (iii) undertake any division of its rights, assets, obligations or liabilities pursuant to a plan of division or otherwise pursuant to applicable Law, (iv) permit itself to form or acquire any Subsidiaries or (v) permit itself to be directly owned by any Person other than, at all times, Intermediate SPE, in each case, without (x) the prior written consent of the Administrative Agent and (y) delivering to the Administrative Agent all financing statements, instruments and other documents and opinions reasonably requested by the Administrative Agent in connection with such change. In addition, Borrower (i) will not change or relocate its chief executive office or any office where Records are kept unless it gives the Administrative Agent written notice of such change not later than ten (10) days thereafter, (ii) will not change its jurisdiction of organization to any location other than the State of Delaware and (iii) without the prior written consent of the Administrative Agent, will not (and will not permit Intermediate SPE, the Performance Guarantor, any Originator or the Master Servicer to) amend, modify, waive, revoke or terminate any provision of the Borrower’s Organizational Documents.
(b)    Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to Section 6.2(d) during the Dominion Period, such AZZ Party will not (i) add any bank as a Collection Account Bank or (ii) add any Lock-Box or Collection Account, in each case, unless the Administrative Agent shall have received: (A) at least ten (10) days before the proposed effective date therefor, written notice of such addition, together with an updated version of Exhibit IV to this Agreement and (B) an executed Collection Account Control Agreement (or an executed amendment to an existing Collection Account Control Agreement) with respect to the new Collection Account or Lock-Box, in form and substance acceptable to the Administrative Agent, prior to depositing any Collections therein. Neither the Master Servicer nor the Borrower shall terminate or close any Collection Account Bank, any Collection Account or any Lock-Box, in any case, without the prior written consent of the Administrative Agent. In addition, except as may be required by the Administrative Agent pursuant to Section 6.2(d) during the Dominion Period, such AZZ Party will not make any change in the instructions to any Obligor as to where payments on the Pool Receivables should be made; provided, however, that the Master Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account that is subject to a Collection Account Control Agreement.
(c)    Modifications to Contracts and Credit and Collection Policy. The Master Servicer will not make any material change to the Credit and Collection Policy (including changes that could reasonably be expected to materially increase the Contractual Dilution with respect to Pool Receivables) without the prior written consent of the Administrative Agent. Promptly following any change to the Credit and Collection Policy, the Master Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent (for distribution to each Lender). Except as provided in Section 6.2(e) or to the extent that a Deemed Collection payment has been made in accordance with Section 1.5, no AZZ Party will, or will permit any Originator to, extend, amend or otherwise modify the payment terms of any Pool Receivable or any Contract related to such Pool Receivable in any material respect other than in accordance with the Credit and Collection Policy.
(d)    Sales, Liens. Other than the ownership and Security Interests contemplated by the Transaction Documents, Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Pool Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto, and Borrower will defend the right, title and interest of the Administrative Agent in, to and under any of the foregoing property, against all claims of third parties claiming through or under Borrower, Intermediate SPE or any Originator.
(e)    Termination of Transfer Agreement and Contribution Agreement. Borrower will not permit Intermediate SPE to terminate the Transfer Agreement or send any termination notice to any Originator in respect thereof, without the prior written consent of the Administrative Agent; provided, that the removal of a Removed Originator shall not be a breach of this Section 5.2(e). Borrower will not terminate the Contribution Agreement or send any termination notice to Intermediate SPE in respect thereof, without the prior written consent of the Administrative Agent.
(f)    Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payments while any Borrower Obligations remain outstanding; provided that, on each Payment Date during the Revolving Period, the Borrower may, from Collections received (or deemed received) during the Fiscal Month (or portion thereof) then most recently ended, make Restricted Junior Payments, (i) after payment of all Required Amounts due and owing on such Payment Date, (ii) so long as no Amortization Event or Overadvance has occurred and is continuing or would result therefrom and (iii) so long as both immediately before and immediately after giving effect thereto, the Net Worth is not less than the Required Capital Amount.
(g)    Borrower Indebtedness. Except as contemplated by the Transaction Documents, Borrower will not incur or permit to exist any Indebtedness or liability except: (i) the Borrower Obligations and (ii) other current accounts payable arising in the ordinary course of business and not overdue, unless such overdue accounts payable are disputed and being contested in good faith.
(h)    Use of Proceeds. Borrower will not use the proceeds of any Advance, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any margin stock. Borrower shall not request any Advance, and Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Advance, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(i)    Collections. Neither the Master Servicer nor the Borrower will permit any funds other than Collections on Pool Receivables to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Master Servicer will within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds.
(j)    Required Capital Amount. The Borrower shall not permit the Net Worth to be less than the Required Capital Amount.
(k)    Liquidity Coverage Ratio. The Borrower shall not issue any LCR Security.

ARTICLE VI.

ADMINISTRATION AND COLLECTION
Section 6.1    Designation of the Master Servicer.
(a)    The servicing, administration and collection of the Pool Receivables shall be conducted by such Person (the “Master Servicer”) so designated from time to time in accordance with this Section 6.1. AC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms of this Agreement. At any time after the occurrence and during the continuance of an Amortization Event (a “Master Servicer Termination Event”), the Administrative Agent and the Required Lenders may, upon written notice to the current Master Servicer and Borrower, designate as the Master Servicer any Person to succeed AC or any successor Master Servicer.
(b)    Master Servicer may delegate to Precoat Mezzanine LLC and the other Originators, as sub-servicers of the Master Servicer (each, a “Sub-Servicer”), certain of its duties and responsibilities as the Master Servicer hereunder in respect of the Receivables originated by such other Originators, so long as such delegation does not cause Intermediate SPE or the Borrower to be subject to taxation in any jurisdiction outside of the United States. Without the prior written consent of the Administrative Agent, the Required Lenders and the Borrower, the Master Servicer shall not be permitted to delegate any of its duties or responsibilities as the Master Servicer to any Person other than (i) the Originators, including any Sub-Servicer, and (ii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. None of the Sub-Servicers shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Master Servicer delegated to it by Master Servicer. If at any time following the occurrence of a Master Servicer Termination Event, the Required Lenders shall designate as the Master Servicer any Person other than AC, all duties and responsibilities theretofore delegated by AC to any of the Sub-Servicers shall automatically be terminated.
(c)    Notwithstanding the foregoing subsection (b), (i) the Master Servicer shall be and remain primarily liable for the full and prompt performance of all duties and responsibilities of the Master Servicer hereunder in accordance with the terms hereof and (ii) the Administrative Agent and the Lenders shall be entitled to deal exclusively with the Master Servicer in matters relating to the discharge by the Master Servicer of its duties and responsibilities hereunder. The Administrative Agent and the Lenders shall not be required to give notice, demand or other communication to any Person other than the Master Servicer in order for communication to the Master Servicer and the Sub-Servicers or other delegate with respect thereto to be accomplished. The Master Servicer, at all times that it is the Master Servicer, shall be responsible for providing any Sub-Servicer or other delegate of the Master Servicer with any notice given to the Master Servicer under this Agreement, as necessary for such Sub-Servicer or other delegate to perform its respective obligations in such capacity.
Section 6.2    Duties of the Master Servicer.
(a)    The Master Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

(b)    (i) The Master Servicer shall direct all Obligors who are not currently making payments directly to a Lock-Box or directly to a Collection Account, and the Master Servicer shall direct any new Obligors, to make payments of the Pool Receivables (x) directly to a Lock-Box that clears through a Collection Account which at all times is subject to a Collection Account Control Agreement, or (y) directly to a Collection Account which at all times is subject to a Collection Account Control Agreement, and (ii) the Master Servicer shall not direct, or permit any other Person to direct, those Obligors who are currently making payments of the Pool Receivables directly to a Lock-Box or directly to a Collection Account, to make payments of the Pool Receivables to anywhere other than (x) directly to a Lock-Box that clears through a Collection Account which at all times is subject to a Collection Account Control Agreement, or (y) directly to a Collection Account which at all times is subject to a Collection Account Control Agreement. If, notwithstanding the foregoing, any Obligor makes payment other than directly to a Lock-Box that clears through a Collection Account which at all times is subject to a Collection Account Control Agreement or a Collection Account which at all times is subject to a Collection Account Control Agreement, Borrower and the Master Servicer each agree to remit, or to cause Intermediate SPE or the applicable Originator to remit, such Collections (including any security deposits applied to the Outstanding Balance of any Pool Receivable) on Pool Receivables directly to the relevant Collection Account that, at all times, is subject to a Collection Account Control Agreement within five (5) Business Days after payment thereof, and further agrees that all such Collections shall be deemed to be received in trust for the Administrative Agent and the Lenders.
(c)    Reserved.
(d)    At all times other than during a Dominion Period, the Master Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. Subject to the last sentence of this Section 6.2(d), the Master Servicer (and during the Dominion Period, unless and until remitted to the Master Servicer, the Administrative Agent) shall hold in trust for the account of Borrower and each Lender their respective shares of the Collections in accordance with Article II. Prior to the Final Payout Date, to the extent any Collections come into the possession of the Master Servicer, the Master Servicer shall, upon the request of the Administrative Agent, segregate, in a manner acceptable to the Administrative Agent, all such Collections from the general funds of the Master Servicer or Borrower prior to the remittance thereof in accordance with Article II to the extent of any accrued and unpaid Aggregate Unpaids. Subject to Section 2.2, at all times while the Master Servicer is required to segregate Collections pursuant to the preceding sentence, the Master Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Pool Receivables set aside for the Lenders as promptly as possible and in any event by the fifth (5th) Business Day following receipt thereof by the Master Servicer of such Collections, duly endorsed or with duly executed instruments of transfer. Notwithstanding anything in this Agreement to the contrary, unless a Dominion Trigger Event has occurred and is continuing or the Administrative Agent has requested the segregation of Collections in accordance with this Section 6.2(d), the Master Servicer (so long as the Master Servicer is AC or one of its Affiliates) may process Collections as a part of a central cash management system maintained by AC and its Affiliates, which system shall include written records (which may be electronic) of all debits and credits attributable to Borrower and the Pool Receivables and, other than during the Dominion Period, such funds may be commingled with other funds of AC and its Affiliates.
(e)    The Master Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Pool Receivable or adjust the Outstanding Balance of any Pool Receivable as the Master Servicer reasonably determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Pool Receivable as a

Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable or limit the rights of the Administrative Agent or the Lenders under this Agreement. Notwithstanding anything to the contrary contained herein, following the occurrence and during continuation of an Amortization Event, the Administrative Agent may in its discretion direct the Master Servicer to commence or settle any legal action with respect to any Defaulted Receivable or to foreclose upon or repossess any Related Security to the extent not in contravention of the related Contracts or applicable Law.
(f)    The Master Servicer shall hold in trust for Borrower and the Administrative Agent and each Lender all Records in its possession that (i) evidence or relate to the Pool Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Pool Receivables and shall, following the occurrence and during the continuance of an Amortization Event, as soon as practicable upon demand of the Administrative Agent, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent. The Master Servicer shall, as promptly as possible and in any event by the fifth (5th) Business Day following receipt thereof, turn over to Borrower any cash Collections or other cash proceeds in accordance with Article II. The Master Servicer shall, from time to time at the request of the Administrative Agent, furnish to the Administrative Agent (as promptly as possible and in any event by the fifth (5th) Business Day after any such request) (for distribution to each Lender) a calculation of the amounts set aside for the Lenders pursuant to Article II.
(g)    If any payment by an Obligor in respect of any Indebtedness owed by it to an Originator, Intermediate SPE or Borrower has not been applied to the applicable invoice within 30 days after its receipt thereof, such payment shall, as between such Originator, Intermediate SPE or Borrower and the Administrative Agent and the Lenders, except as otherwise specified by such Obligor or otherwise required by Contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
Section 6.3    Collection Accounts. Borrower has with respect to each Collection Account, granted to the Administrative Agent for the benefit of the Secured Parties “control” (within the meaning of the UCC) over such Collection Account.
Section 6.4    Notice of Exclusive Control. The Administrative Agent is authorized to date and to deliver to each Collection Account Bank a Notice of Exclusive Control at any time after the occurrence and during the continuance of a Dominion Trigger Event. Subject to the terms of the applicable Collection Account Control Agreement, Borrower has transferred to the Administrative Agent, for the benefit of the Secured Parties, exclusive “control” or a perfected security interest, as applicable, over each Collection Account identified on Exhibit IV hereto; provided, however, that the Loan Parties shall retain the right to direct dispositions of funds from the Collection Accounts so long as the Dominion Period is not continuing. Each of the Loan Parties hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled at any time during the Dominion Period (a) to endorse the applicable AZZ Party’s (or the applicable Originator’s) name on checks and other instruments representing Collections on Pool Receivables, (b) to enforce the Pool Receivables, the related Contracts and the Related Security, (c) to notify the Obligors of Pool Receivables to remit payments thereon directly to the Administrative Agent, (d) to direct the Master Servicer, each Originator, Intermediate SPE and the Borrower to remit Collections on Pool Receivables directly to the Administrative Agent and (e) to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Pool Receivables to come into the possession of the Administrative Agent rather than the Loan Parties.
Section 6.5    Responsibilities under Contracts. Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent and the Lenders of their rights hereunder shall not release the Master Servicer, any Originator, Performance Guarantor, Intermediate SPE or Borrower from any of their duties or obligations with respect to any Pool Receivables or under the related Contracts. The Lenders shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Borrower, Intermediate SPE, Master Servicer, Performance Guarantor or any Originator.
Section 6.6    Reports.
(a)    On each Monthly Reporting Date, the Master Servicer shall prepare and deliver not later than 12:00 p.m. (New York City time) to the Administrative Agent (for distribution to each Lender), (i) a Monthly Report for the Fiscal Month (or portion thereof) then most recently ended (appropriately completed and executed), and (ii) an electronic file of the data contained therein; provided, however, that if a Weekly Reporting Trigger Event has occurred and is continuing, the Master Servicer shall prepare and deliver to the Administrative Agent (for distribution to each Lender) not later than 12:00 p.m. (New York City time) on the second Business Day following the last day of each calendar week, (i) a Weekly Report and (ii) an electronic file of the data contained therein.
(b)    [Reserved].
(c)    Together with each Settlement Report, the Master Servicer shall provide a listing by Obligor of all Pool Receivables together with an aging of such Pool Receivables.
Section 6.7    Servicing Fees. In consideration of AC’s agreement to act as the Master Servicer hereunder, so long as AC shall continue to perform as the Master Servicer hereunder, AC shall be paid a fee (the “Servicing Fee”) on each Monthly Payment Date, in arrears for the immediately preceding Calculation Period, equal to 1.0% per annum of the aggregate Outstanding Balance of all Pool Receivables as of the first day of such period. The Master Servicer shall retain the payment of the Servicing Fee from Collections held on behalf of Borrower pursuant to Section 2.1. At any time while the Master Servicer is not an Affiliate of Borrower, the Servicing Fee shall be computed at such rate per annum as the Administrative Agent, Borrower and the substitute Master Servicer may mutually agree.
ARTICLE VII.

AMORTIZATION EVENTS
Section 7.1    Amortization Events. The occurrence of any one or more of the following events shall constitute an “Amortization Event”:
(a)    (i) Borrower shall fail to pay Principal on any of the Loans on the date due or (ii) any Overadvance shall exist and shall fail to be cured within the time period set forth in Section 1.3(a); or
(b)    Borrower shall fail to pay Interest on the Loans or any Fees payable pursuant to the Fee Letter within five (5) Business Days of the date such Interest or Fees are due; or

(c)    Any AZZ Party shall fail to pay any other fee or other amount due and payable pursuant to this Agreement or any of the other Transaction Documents within ten (10) Business Days after written notice to such AZZ Party by the Administrative Agent; or
(d)    Any representation or warranty made by any AZZ Party (other than a Removed Originator) under this Agreement or any of the other Transaction Documents or any written statement made by any AZZ Party in any financial statement, certificate, report, exhibit or document furnished by any AZZ Party to the Administrative Agent or any Lender pursuant to this Agreement or the other Transaction Documents shall prove to have been false or misleading in any material respect (without duplication of any materiality qualifier already contained therein) as of the time made; provided, that (i) if any representation or warranty made by any Originator under Sections 5.10, 5.11, 5.12, 5.13, 5.15, 5.17 or 5.18 of the Transfer Agreement with respect to any Transferred Receivable (as defined in the Transfer Agreement) shall prove to have been false or misleading in any material respect (without duplication of any materiality qualifier already contained therein) as of the time made, such failure shall be deemed to be automatically cured hereunder upon the credit or payment of the amounts required under, and in accordance with, Section 3.3 of the Transfer Agreement with respect thereto and (ii) if any representation or warranty made by Intermediate SPE under Sections 5.10, 5.11, 5.12, 5.13, 5.15, 5.17 or 5.18 of the Contribution Agreement with respect to any Contributed Receivable (as defined in the Contribution Agreement) shall prove to have been false or misleading in any material respect (without duplication of any materiality qualifier already contained therein) as of the time made, such failure shall be deemed to be automatically cured hereunder upon the credit or payment of the amounts required under, and in accordance with, Section 3.2 of the Contribution Agreement with respect thereto; or
(e)    Borrower or Master Servicer shall default in the performance or observance of any covenant contained in Section 5.1(l), Section 5.1(p) or Section 5.2 of this Agreement, Intermediate SPE shall default in the performance or observance of any covenant contained in Sections 6.1(g), 6.1(k), 6.1(q), 6.1(r), 6.1(s), 6.1(t), 6.1(u), 6.1(v), 6.1(w), 6.1(x) or 6.1(y) of the Contribution Agreement, or any Originator shall default in the performance or observance of any covenant contained in Sections 6.1(g), 6.1(k), 6.1(q), 6.1(r), 6.1(s), 6.1(t), 6.1(u) or 6.1(v) of the Transfer Agreement; or
(f)    Borrower or Master Servicer shall default in the performance or observance of any covenant contained in Section 6.6 of this Agreement and such default shall continue for a period of two (2) Business Days; or
(g)    Any AZZ Party (other than a Removed Originator) shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any other Transaction Document (not constituting an Amortization Event under any other provision of this Section 7.1) and such default shall continue for a period of thirty (30) consecutive days; or
(h)    (i) Any “Event of Default” (under and as defined in the Credit Agreement) shall occur; or (ii) any AZZ Party or any of its Affiliates shall (A) default (as principal or guarantor or other surety) in any payment of principal of or interest on any obligation (or set of related obligations) for borrowed money in excess of the Threshold Amount beyond any period of grace with respect to the payment or, if any such obligation (or set of related obligations) is or are payable or repayable on demand, fail to pay or repay such obligation or obligations when demanded, or (B) default in the observance of any other covenant, term or condition contained in any agreement or instrument by which such an obligation (or set of related obligations) is or are created, secured or evidenced, if the effect of such default is to give the applicable holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) the right (whether acted upon or not) to accelerate the maturity of all or part of such obligation or obligations or to terminate the commitment of any lender thereunder; or
(i)    (i) One or more final judgments for the payment of money in excess of the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage thereof) shall have been entered against the Master Servicer, any Originator or the Performance Guarantor and (x) shall remain undischarged or unstayed for a period of forty-five (45) consecutive days or (y) enforcement proceedings are commenced by any creditor upon such judgment or order; or (ii) one or more final judgments for the payment of money in excess of $18,600 shall have been entered against either Intermediate SPE or the Borrower; or
(j)    A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against Intermediate SPE, the Borrower or any of their respective properties; or
(k)    Any AZZ Party shall be required to register as an “investment company” within the meaning of the Investment Company Act; or
(l)    A Change of Control shall occur; or
(m)    Either Intermediate SPE or Borrower shall fail (i) at any time (other than for thirty (30) Business Days following notice of the death or resignation of any Independent Manager) to have a manager who satisfies the definition of “Independent Manager” or (ii) to timely notify the Administrative Agent of any replacement or appointment of any Independent Manager as required pursuant to Section 5.1(q) of this Agreement; or
(n)    The “Event of Default” set forth in Section 9.01(i) of the Credit Agreement and all defined terms used therein (in each case as in effect on the Closing Date and without giving effect to any amendment, restatement, waiver, supplement or termination thereof unless otherwise agreed to in writing by the Administrative Agent in its sole discretion) is hereby incorporated herein mutatis mutandis; or
(o)    Any Event of Bankruptcy shall occur with respect to any AZZ Party (other than an Event of Bankruptcy with respect to an Originator or Originators that has or have contributed Receivables pursuant to the Transfer Agreement that have current Outstanding Balances totaling less than 5.0% of the current aggregate Outstanding Balances of all Receivables of all Originators that have been contributed pursuant to the Transfer Agreement, in each case, calculated as of the date of such Event of Bankruptcy); or
(p)    Any AZZ Party shall cease to be Solvent (other than the cessation to be Solvent of an Originator or Originators that has or have contributed Receivables pursuant to the Transfer Agreement that have current Outstanding Balances totaling less than 5.0% of the current aggregate Outstanding Balances of all Receivables of all Originators that have been contributed pursuant to the Transfer Agreement, in each case, calculated as of the date of such cessation to be Solvent); or
(q)    (i) Any Person other than the Originators shall, directly or indirectly, have an Adverse Claim on any issued and outstanding Capital Stock or other equity interests of Intermediate SPE, or (ii) any Person other than Intermediate SPE shall, directly or indirectly, have an Adverse Claim on any issued and outstanding Capital Stock or other equity interests of Borrower; or

(r)    As at the end of any Fiscal Month:
(i)    the average of the Delinquency Ratios for the three Fiscal Months then most recently ended shall exceed 5.0%;
(ii)    the average of the Default Ratios for the three Fiscal Months then most recently ended shall exceed 4.0%; or
(iii)    the average of the Dilution Ratios for the three Fiscal Months then most recently ended shall exceed 9.0%; or
(s)    (i) the “Termination Date” under and as defined in the Transfer Agreement shall occur with respect to any Originator (other than a Removed Originator), (ii) any Originator (other than a Removed Originator) shall for any reason cease to have the legal capacity to transfer, or otherwise be incapable of transferring, Receivables to Intermediate SPE under the Transfer Agreement, (iii) the “Termination Date” under and as defined in the Contribution Agreement shall occur with respect Intermediate SPE, or (iv) Intermediate SPE shall for any reason cease to have the legal capacity to transfer, or otherwise be incapable of transferring, Receivables to Borrower under the Contribution Agreement; or
(t)    (x) The Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall contest in any proceeding in any court or any mediation or arbitral proceeding such effectiveness, validity, binding nature or enforceability of its obligations thereunder or (y) the Pledge Agreement or the Guaranty Agreement shall cease to be effective or to be the legally valid, binding and enforceable obligation of Intermediate SPE, or Intermediate SPE shall contest in any proceeding in any court or any mediation or arbitral proceeding such effectiveness, validity, binding nature or enforceability of its obligations under the Pledge Agreement or the Guaranty Agreement; or
(u)    This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Borrower, or any other AZZ Party shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability; or
(v)    (i) The Transfer Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of any Originator, or any other AZZ Party shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or (ii) the Contribution Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Intermediate SPE or any other AZZ Party shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability; or
(w)    The Administrative Agent (for the benefit of the Secured Parties) shall cease to have a valid and perfected first priority perfected security interest under all applicable laws, in (i) any material part of the Pool Receivables, the Related Security or Collections with respect thereto or (ii) any Collection Account, in each case, free and clear of any Adverse Claim; or
(x)    The Borrower and its assigns shall cease to have a valid and perfected first priority perfected Security Interest under all applicable laws, in any material portion of the Pool

Receivables, the Related Security or Collections with respect thereto, free and clear of any Adverse Claim; or
(y)    An event has occurred and is continuing that could reasonably be expected to have a Material Adverse Effect; or
(z)    The IRS shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any of the Pool Receivables or Related Security; or
(aa)    The PBGC shall file notice of a Lien pursuant to Section 303(k) or 4068 of ERISA with respect to any of the Pool Receivables or Related Security; or
(bb)    The occurrence of a Financial Covenant Breach.
Section 7.2    Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, and upon the direction of any Lender, shall, upon notice to the Borrower, declare the Amortization Date to have occurred, whereupon the Commitments shall terminate and the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each AZZ Party; provided, however, that upon the occurrence of an Amortization Event described in Section 7.1(o), the Commitments shall automatically terminate and the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each AZZ Party. Additionally, on any day during the Liquidation Period, the Administrative Agent may, and upon the direction of any Lender, shall, take any of the following actions: (i) deliver the Notices of Exclusive Control, and (ii) notify Obligors of the Administrative Agent’s and Lenders’ interest in the Pool Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent and the Lenders otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC and all other applicable Laws, all of which rights shall be cumulative.
ARTICLE VIII.

INDEMNIFICATION
Section 8.1    Indemnities by Borrower.
(a)    Without limiting any other rights that the Administrative Agent or any of the Lenders may have hereunder or under applicable Law, Borrower hereby agrees to indemnify (and pay upon demand to) the Administrative Agent, the Lenders and their respective successors, assigns, officers, directors, agents and employees (each of the foregoing, an “Indemnified Party”) from and against any and all damages, losses, claims, Taxes, liabilities, costs, reasonable expenses and for all other amounts payable, including reasonable fees and disbursements of external counsel in suits by parties to the Transaction Documents against one another and by third parties (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising directly and principally out of or as a result of this Agreement or the acquisition by the Administrative Agent or any Lender of an interest in the Receivables excluding, however, in all of the foregoing instances:

(A)    Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence, willful misconduct or fraud on the part of the Indemnified Party seeking indemnification;
(B)    Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible solely on account of the insolvency, bankruptcy, financial inability to pay or lack of creditworthiness of the related Obligor; or
(C)    Taxes (which shall be governed by Sections 8.3 and 8.5) other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim;
provided, however, that nothing contained in this sentence shall limit the liability of Borrower or limit the recourse of the Administrative Agent or the Lenders to Borrower for amounts otherwise specifically provided to be paid by Borrower under the terms of the Transaction Documents. Without limiting the generality of the foregoing indemnification, Borrower shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to Borrower) directly and principally relating to or resulting from:
(i)    any representation or warranty made by Borrower under or in connection with this Agreement, any other Transaction Document or any other information or report required to be delivered by (or on behalf of) Borrower pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
(ii)    the failure by Borrower to comply with any applicable Law with respect to any Receivable or Contract related thereto, or the failure of any Receivable or the related Contract to conform to any such applicable Law;
(iii)    any failure of Borrower to perform its duties, covenants or other obligations in accordance with the provisions of any Transaction Document to which it is a party;
(iv)    any environmental liability, products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
(v)    any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Receivable;
(vi)    the commingling of Collections of Receivables at any time with other funds;
(vii)    any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Advance, the ownership of the Collateral or any other investigation, litigation or proceeding relating to any AZZ Party in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(viii)    any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
(ix)    any claim brought by any Person other than an Indemnified Party arising from any activity by any AZZ Party in servicing, administering or collecting any Receivable;
(x)    (x) any failure of Intermediate SPE to acquire and maintain legal and equitable title to, and ownership of any Pool Receivable and the Related Rights and Collections with respect thereto from an Originator, free and clear of any Adverse Claim; or any failure of Intermediate SPE to give reasonably equivalent value to an Originator under the Transfer Agreement in consideration of the transfer by it of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action, or (y) any failure of Borrower to acquire and maintain legal and equitable title to, and ownership of any Pool Receivable and the Related Security and Collections with respect thereto from Intermediate SPE, free and clear of any Adverse Claim; or any failure of Borrower to give reasonably equivalent value to Intermediate SPE under the Contribution Agreement in consideration of the transfer by it of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
(xi)    any failure to vest and maintain vested in the Administrative Agent (for the benefit of the Secured Parties) a valid and perfected first priority perfected security interest under all applicable Laws in the Collateral, free and clear of any Adverse Claim;
(xii)    the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, whether on the date hereof or at any subsequent time;
(xiii)    the failure by any AZZ Party to pay when due any Taxes, including, without limitation, sales, excise or personal property taxes;
(xiv)    any action or omission by any AZZ Party which reduces or impairs the rights of the Administrative Agent or the Lenders with respect to any Collateral or the value of any Collateral;
(xv)    any attempt by any Person to void any Advance or the Security Interest in the Collateral granted hereunder, whether under statutory provision, common law or equitable action;
(xvi)    any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Corruption Law, Anti-Money Laundering Laws or Sanctions, incurred in connection with the Transaction Documents;
(xvii)    Collections of Receivables being initially deposited in any bank account other than a Collection Account; or

(xviii)    the failure of any Receivable included in the calculation of the Borrowing Base as an Eligible Receivable to be an Eligible Receivable at the time so included.
Section 8.2    Indemnities by the Master Servicer.
(a)    Without limiting any other rights that the Administrative Agent or any Lender may have hereunder or under applicable law, the Master Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party from and against any and all damages, losses, claims, liabilities, costs, reasonable expenses and for all other amounts payable, including reasonable fees and disbursements of external counsel (all of the foregoing being collectively referred to as “Master Servicer Indemnified Amounts”) awarded against or incurred by any of them directly and principally arising out of or as a result of the Master Servicer’s failure to duly and punctually perform its obligations under this Agreement excluding, however, in all of the foregoing instances:
(A)    Master Servicer Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Master Servicer Indemnified Amounts resulted from gross negligence, willful misconduct or fraud on the part of the Indemnified Party seeking indemnification;
(B)    Master Servicer Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible solely on account of the insolvency, bankruptcy, financial inability to pay or lack of creditworthiness of the related Obligor; or
(C)    Taxes (which shall be governed by Sections 8.3 and 8.5) other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim;
provided, however, that nothing contained in this sentence shall limit the liability of the Master Servicer or limit the recourse of the Administrative Agent or the Lenders to the Master Servicer for Collections received by the Master Servicer and required to be remitted by it under the terms of this Agreement; and provided, further, in no event shall the Master Servicer have liability to the Administrative Agent or the Lenders for losses in respect of Receivables that are uncollectible solely on account of the insolvency, bankruptcy, financial inability to pay or lack of creditworthiness of the related Obligor. Without limiting the generality of the foregoing indemnification, the Master Servicer shall indemnify the Indemnified Parties for Master Servicer Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to the Master Servicer) relating to or resulting from:
(i)    any representation or warranty made by the Master Servicer under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by the Master Servicer pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
(ii)    the failure by the Master Servicer to comply with any applicable Law with respect to the collection of any Receivable or Related Security, or the failure of any Receivable or Related Security to conform to any such applicable Law;

(iii)    any failure of the Master Servicer to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
(iv)    the commingling of Collections of Receivables or funds or other assets arising therefrom at any time with other funds;
(v)    any investigation, litigation or proceeding relating to the Master Servicer in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby, or by any other Transaction Document;
(vi)    any amounts payable by the Administrative Agent to any Collection Account Bank under the applicable Collection Account Control Agreement;
(vii)    Collections of Receivables being initially deposited in any bank account other than a Collection Account; or
(viii)    any action or omission by the Master Servicer relating to its obligations hereunder or under any other Transaction Document which reduces or impairs the rights of the Administrative Agent or the Lenders with respect to any Pool Receivable or the value of any such Pool Receivable.
(b)    Notwithstanding anything to the contrary in any Transaction Document, if the Borrower is required to make any payment on account of Taxes under Section 8.5, or on or in relation to any of the transactions contemplated hereunder or under the other Transaction Documents (including, without limitation, any Taxes imposed by any jurisdiction as a result of the Borrower having or being deemed to have a permanent establishment or other taxable presence (outside the United States) due to the activities of the Master Servicer, a Sub-Servicer or the Borrower in the jurisdiction imposing such Taxes), the Master Servicer undertakes in each case to promptly indemnify the Borrower against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.
Section 8.3    Increased Cost and Reduced Return.
(a)    If after the Closing Date, the Administrative Agent or any Lender shall be charged any fee, expense or increased cost on account of the adoption after the date hereof of any applicable Law, rule or regulation (including any applicable Law, rule or regulation regarding capital adequacy and any accounting principles) or any change after the date hereof in any applicable Law, rule or regulation, or any change after the date hereof in the interpretation or administration of any applicable Law, rule or regulation by the Financial Accounting Standards Board or any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a “Regulatory Change”): (a) that subjects the Administrative Agent or any Lender to any Taxes—other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes—on its interest in the Collateral or its Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) that imposes, modifies or deems applicable any reserve, assessment, liquidity requirement, compulsory loan, insurance or other insurance-related charge, special deposit or similar requirement against assets of, deposits with or for the account of the Administrative Agent or a

Lender, or credit extended or any commitments to extend credit by the Administrative Agent or any Lender pursuant to this Agreement or any other Transaction Document, or (c) that imposes any other condition the result of which is to increase the cost (other than Taxes) to the Administrative Agent or any Lender of performing its obligations under the Transaction Documents, or to reduce the rate of return on the Administrative Agent’s or any Lender’s capital as a consequence of its obligations under the Transaction Documents, or to reduce the amount of any sum received or receivable by the Administrative Agent or any Lender under any Transaction Document or to require any payment calculated by reference to the amount of interests in Collateral, then, upon demand by the Administrative Agent or such Lender, Borrower shall pay to the Administrative Agent or such Lender such amounts charged to such Person and such amounts to otherwise compensate such Person for such increased cost or such reduction; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act adopted on July 21, 2010 and all requests, rules, guidelines or directives thereunder and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued. For the avoidance of doubt, payments under this Section 8.3 in respect of increased Taxes shall be without duplication of any Taxes payable pursuant to Section 8.5.
(b)    Delay in Requests. Failure or delay on the part of the Administrative Agent or any Lender to demand compensation pursuant to this Section 8.3 shall not constitute a waiver of the Administrative Agent’s or such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Administrative Agent or any Lender pursuant to this Section 8.3 for any increased costs incurred or reductions suffered more than nine months prior to the date that the Administrative Agent or such Lender, as the case may be, notifies the Borrower of the Regulatory Change giving rise to such increased costs or reductions, and of the Administrative Agent’s or such Lender’s intention to claim compensation therefor (except that, if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 8.4    Other Costs and Expenses. Borrower shall pay upon demand (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents (including amounts incurred by the Administrative Agent in connection with certificates, searches and reports ordered by the Administrative Agent with respect to the Loan Parties during the term of this Agreement) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (b) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Transaction Documents, including its rights under this Section 8.4.
Section 8.5    Taxes.
(a)    Any and all payments by or on account of any obligation of Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of Borrower) requires the deduction or withholding of any Tax from any such payment by Borrower,

Master Servicer or the Administrative Agent, then such Person shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 8.5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the written request of the applicable Recipient timely reimburse it for the payment of, any Other Taxes.
(c)    Borrower and Master Servicer shall indemnify each Recipient, on the first Monthly Payment Date which is at least forty-five (45) days after demand therefor, for the full amount of any (I) Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 8.5) payable or paid by such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto other than any penalties or interest resulting from the gross negligence or willful misconduct of such Recipient, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Recipient will promptly notify Borrower of any event of which it has knowledge, which will entitle such Recipient to compensation pursuant to this Section 8.5; provided, however, that failure of any Recipient to demand indemnification for any Taxes shall not constitute a waiver of such right to indemnification. Any notice claiming indemnification under this Section 8.5 shall set forth in reasonable detail the additional amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error. Master Servicer shall indemnify each Recipient for any damages and losses from any breach of the covenants in Section 5.1(t) and for any failure of Borrower to make any payment required pursuant to this Section 8.5.
(d)    Each Recipient agrees that it will use reasonable efforts to reduce or eliminate any claim for indemnity pursuant to this Section 8.5, including, subject to applicable law, a change in the funding office of such Recipient; provided, however, that nothing contained herein shall obligate any Recipient to take any action that imposes on such Recipient any additional unreimbursed costs or imposes material legal or regulatory burdens, or that would otherwise be disadvantageous to such Recipient. Borrower hereby agrees to pay all reasonable costs and expenses incurred by a Recipient in connection with any such action.
(e)    If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 8.5 (including by the payment of additional amounts pursuant to this Section 8.5), it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section 8.5 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Borrower, upon the request of such Recipient, shall repay to such Recipient the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will the Recipient be required to pay any amount to Borrower pursuant to this clause (e) the payment of which would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to Borrower or any other Person.
(f)    Each Lender shall deliver to Borrower, Master Servicer and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement and as otherwise prescribed by applicable law or reasonably requested by Borrower or the Administrative Agent, such valid, properly completed and duly executed forms, certificates and documentation (including, as applicable, IRS Form W-8ECI, W-8BEN-E, W-8IMY or W-9 or successor form of the foregoing), along with any applicable attachments (including, in case of a Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate reasonably satisfactory to Borrower to the effect that such Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower or any other AZZ Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code), prescribed by applicable law or reasonably requested by Borrower, Master Servicer or the Administrative Agent as will enable Borrower, Master Servicer or the Administrative Agent to determine whether or not such Lender is entitled to any exemption from or reduction in the rate of withholding. Without limiting the generality of the foregoing:
(i)    any Lender that is a U.S. Person shall deliver to the Borrower, Master Servicer and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, Master Servicer or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(ii)    any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower, Master Servicer and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, Master Servicer or the Administrative Agent), whichever of the following is applicable:
(A)    in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)    executed copies of IRS Form W-8ECI;
(C)    in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate reasonably satisfactory to Borrower to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower or any other AZZ Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or
(D)    to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower, Master Servicer and Administrative Agent, in writing of its legal inability to do so. Each Lender shall replace or update such forms when necessary to maintain any applicable exemption or reduction (if applicable) and as requested by the Administrative Agent or Borrower, as applicable.
(g)    Each Lender agrees to indemnify the Administrative Agent for and hold the Administrative Agent harmless from (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes relating to payments by Borrower to such Lender or such indemnitee arising from such Lender’s failure to comply with Section 8.5(f) or with the provisions of Section 10.6(a) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case together with any reasonable expenses arising therefrom or with respect thereto, regardless of whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Any notice claiming indemnification under this Section 8.5(g) shall set forth in reasonable detail the additional amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error. Each Lender hereby authorizes the Administrative Agent to set off any apply any and all amounts at any time owing to such Lender hereunder or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 8.5(g).
(h)    If a payment made to any Recipient or any Lender hereunder would be subject to U.S. federal withholding Tax imposed by FATCA if such payee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such payee shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that such payee has complied with such payee’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower, Master Servicer and Administrative Agent, in writing of its legal inability to do so.

ARTICLE IX.

THE ADMINISTRATIVE AGENT
Section 9.1    Appointment.
(a)    Each Lender hereby irrevocably designates and appoints Wells, as Administrative Agent hereunder, and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or otherwise exist against the Administrative Agent.
(b)    The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and the Loan Parties shall not have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article IX (other than as provided in Section 9.9), except that this Article IX shall not affect any obligations which the Administrative Agent or any Lender may have to any of the Loan Parties under the other provisions of this Agreement.
(c)    In performing its functions and duties hereunder, the Administrative Agent shall act solely as the Administrative Agent of the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns.
Section 9.2    Delegation of Duties. The Administrative Agent may execute any of its duties under the applicable Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 9.3    Exculpatory Provisions. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 9.2 under or in connection with the Transaction Documents (except for its, their or such Person’s own gross negligence, fraud or willful misconduct), or (ii) responsible in any manner to any of the Lenders or other agents for any recitals, statements, representations or warranties made by Borrower contained in any Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, any Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of either of the Loan Parties to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, any Transaction Document, or to inspect the properties, books or records of Loan Parties. This Section 9.3 is intended solely to govern the relationship between the Administrative Agent, on the one hand, and the Lenders, on the other.
Section 9.4    Reliance by the Administrative Agent and the Lenders.
(a)    Each of the Administrative Agent and the Lenders shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Loan Parties), independent accountants and other experts selected by the Administrative Agent or such Lender. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Required Lenders.
(b)    Any action taken by the Administrative Agent in accordance with Section 9.4(a) shall be binding upon all Lenders.
Section 9.5    Notice of Amortization Events. The Administrative Agent and the Lenders shall not be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event unless it has received notice from another party referring to this Agreement, stating that an Amortization Event or Potential Amortization Event has occurred hereunder and describing such Amortization Event or Potential Amortization Event. In the event that the Administrative Agent or one of the Lenders receives such a notice, it shall promptly give notice thereof to the other Lenders. The Administrative Agent shall take such action with respect to such Amortization Event or Potential Amortization Event as shall be directed by any of the Lenders.
Section 9.6    Non-Reliance on the Administrative Agent or Other Lender. Each of the Lenders expressly acknowledges that the Administrative Agent, the other Lenders, and the respective officers, directors, employees, agents, attorneys-in-fact or affiliates of any of the foregoing has made no representations or warranties to it and that no act by the Administrative Agent or the other Lenders hereafter taken, including, without limitation, any review of the affairs of Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent or such other Lenders. Each of the Lenders also represents and warrants to the Administrative Agent and the other Lenders that it has, independently and without reliance upon any such Person (or any of their Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of Loan Parties and made its own decision to enter into this Agreement. Each of the Lenders also represents that it will, independently and without reliance upon any of the Administrative Agent or the other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of Loan Parties. The Administrative Agent, the Lenders and the respective Affiliates of the foregoing, shall have no duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of Loan Parties which may come into the possession of such Person or any of its respective officers, directors, managers, employees, agents, attorneys-in-fact or affiliates.

Section 9.7    Indemnification of the Administrative Agent. The Lenders severally agree to indemnify the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by Loan Parties and without limiting the obligation of Loan Parties to do so), ratably in accordance with their respective Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent acts in its capacity as Administrative Agent, or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence, fraud or willful misconduct of the Administrative Agent or such Person, as the case may be, as finally determined by a court of competent jurisdiction).
Section 9.8    Administrative Agent in Its Individual Capacity. The Administrative Agent in its individual capacity and the affiliates thereof may make loans to, accept deposits from and generally engage in any kind of business with Loan Parties and their Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans, if any, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not one of the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
Section 9.9    Successor Administrative Agent.
(a)    The Administrative Agent may at any time give written notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with, so long as no Amortization Event has occurred and is continuing, the consent of Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Closing Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Closing Date. Upon resignation or replacement of any Administrative Agent in accordance with this Section 9.9, the retiring Administrative Agent shall execute or authorize the filing of such UCC-3 assignments and amendments, and assignments and amendments of the Transaction Documents, as may be necessary to give effect to its replacement by a successor Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of Article VIII and this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by written notice to Borrower and such Person remove such Person as Administrative Agent and, in consultation with Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after delivery of such notice (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Closing Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Closing Date.
(c)    With effect from the Resignation Closing Date or the Removal Closing Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Transaction Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Closing Date or the Removal Closing Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Transaction Documents, the provisions of this Article IX and Section 9.7 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Section 9.10    UCC Filings. Each of the Lenders hereby expressly recognizes and agrees that the Administrative Agent may be designated as the secured party of record on the various UCC filings required to be made under this Agreement and the Pledge Agreement and the party entitled to amend, release and terminate the UCC filings under the Transfer Agreement and the Contribution Agreement in order to perfect their respective interests in the Receivables, Collections and Related Security, that such designation shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Lenders and that such listing will not affect in any way the status of the Lenders as the true parties in interest with respect to the Collateral. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article IX.
Section 9.11    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other AZZ Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;
(ii)    the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other AZZ Party, that none of the Administrative Agent and its Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Transaction Document or any documents related hereto or thereto).
ARTICLE X.

ASSIGNMENTS; PARTICIPATIONS
Section 10.1    Assignments and Transfer of Commitments. Each Lender shall have the right at any time or times to assign or transfer to an Eligible Assignee, without recourse, all or a portion of (a)

that Lender’s Commitment, and (b) all Loans made by that Lender; provided, however, in each such case, that the transferor and the transferee shall have complied with the following requirements:
(a)    Prior Consent of Administrative Agent. No transfer may be consummated pursuant to this Section 10.1 without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned;
(b)    Prior Consent of Borrower. No transfer may be consummated pursuant to this Section 10.1 without the prior written consent of Borrower (other than (i) a transfer by any Lender to another Lender (other than an Impacted Lender), (ii) a transfer by any Lender to any Affiliate of a Lender (other than an Affiliate of a Lender that would be an Impacted Lender on the date of such transfer) or (iii) a transfer occurring during the existence of an Amortization Event), which consent of Borrower shall not be unreasonably withheld, delayed or conditioned;
(c)    Minimum Amount. No transfer may be consummated pursuant to this Section 10.1 (other than a transfer to a Lender or an Affiliate of a Lender) in an aggregate amount less than (a) Five Million and 00/100 U.S. Dollars ($5,000,000.00) or (b) if such Lender’s Commitment is at any time less than Five Million and 00/100 U.S. Dollars ($5,000,000.00), the entire amount of such Lender’s Commitment; and
(d)    Agreement; Transfer Fee. Unless the transfer shall be to an Affiliate of the transferor or the transfer shall be due to merger of the transferor or for regulatory purposes, the transferor (A) shall remit to the Administrative Agent, for its own account, an administrative fee of Three Thousand, Five Hundred and 00/100 U.S. Dollars ($3,500.00) and (B) shall cause the transferee to execute and deliver to Borrower, the Administrative Agent and each Lender (1) an Assignment Agreement, in the form of Exhibit VI attached hereto and made a part hereof (an “Assignment Agreement”) together with the consents thereto in writing, and (2) such additional amendments, assurances and other writings as the Administrative Agent may reasonably require.
(e)    Upon satisfaction of the requirements of this Section 10.1, including the payment of the fee and the delivery of the documents set forth above, (A) the transferee shall become and thereafter be deemed to be a “Lender” for the purposes of this Agreement, (B) if the transferor transfers all of its interest, the transferor shall cease to be and thereafter shall no longer be deemed to be a “Lender” and shall have no further rights or obligations under or in connection herewith, and (C) the signature pages hereof and Schedule A hereto shall be automatically amended, without further action, to reflect the result of any such transfer.
Section 10.2    The Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain in one of its offices in the United States a copy of each Assignment Agreement delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment, Percentage, and Principal amount (and stated interest) of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, with respect to such information, and Borrower, the Administrative Agent and the Lenders shall treat each financial institution whose name is recorded in the Register pursuant to the terms hereof as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

Section 10.3    Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment Agreement, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:
(a)    Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation and warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto;
(b)    The assigning Lender makes no representation or warranty and assumes no responsibility of the financial condition of any AZZ Party or any other Person primarily or secondarily liable in respect of any of the Indebtedness of Borrower to the Lenders, or the performance or observance by any AZZ Party or any other Person primarily or secondarily liable in respect of any of the Indebtedness of Borrower to the Lenders or any of their obligations under this Agreement or any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto;
(c)    Such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Assignment Agreement;
(d)    Such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
(e)    Such assignee represents and warrants that it is an Eligible Assignee;
(f)    Such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;
(g)    Such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and
(h)    Such assignee represents and warrants that it is legally authorized to enter into such Assignment Agreement.
Section 10.4    No Assignment to Borrower. No such assignment shall be made to Borrower, any other AZZ Party or any of their respective Affiliates.
Section 10.5    No Assignment to Natural Persons. No such assignment shall be made to a natural Person.
Section 10.6    Participations. Each Lender shall have the right at any time or times, without the consent of any other party, to sell one or more participations or sub-participations to one or more financial institutions or any Affiliate of such Lender, in all or any part of that Lender’s Commitment and any Loan made by that Lender.
(a)    Rights Reserved. In the event any Lender shall sell any participation or sub-participation, that Lender shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against the Loan Parties the Transaction Documents and any and all other documents in connection therewith) and duties pursuant to the Transaction Documents and any and all other documents in connection therewith, including, without limitation, that Lender’s right to approve any waiver, consent or amendment pursuant to Section 12.1; provided, however, that (a) any such participation shall be in a minimum amount of Five Million and 00/100 U.S. Dollars ($5,000,000.00) and (b) the holder of any such participation shall not be entitled to require such Lender to take any action hereunder except action directly affecting (i) any reduction in the principal amount or an interest rate on any Loan in which such holder participates; (ii) any extension of the Contractual Maturity Date or the date fixed for any payment of Interest or Principal payable with respect to any Loan in which such holder participates; and (iii) any reduction in the amount of any Fees payable under the Fee Letter with respect to any Loan in which such holder participates. Borrower hereby acknowledges and agrees that the participant under each participation (the “Participant”) shall for purposes of Sections 8.3, 8.4 and 8.5 be considered to be a “Lender”. Except as otherwise set forth herein, no participant shall have any rights or obligations hereunder, and the Loan Parties and the Administrative Agent shall continue to deal solely and directly with the Lenders in connection with the Lenders’ Commitments, rights and obligations under this Agreement and such Lenders shall remain solely responsible for the performance of such Commitments and obligations. Borrower agrees that each Participant shall be entitled to the benefits of Section 8.5 (subject to the requirements and limitations therein, including the requirements under Sections 8.5(f), 8.5(g) and 8.5(h) (it being understood that the documentation required under Sections 8.5(f), 8.5(g) and 8.5(h) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.1; provided that such Participant (A) agrees to be subject to the provisions of Section 8.5(d) as if it were an assignee under Section 10.1; and (B) shall not be entitled to receive any greater payment under Section 8.3 or 8.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(b)    No Delegation. No participation shall operate as a delegation of any duty of the seller thereof. Under no circumstances shall any participation be deemed a novation in respect of all or any part of the seller’s obligations pursuant to this Agreement.

Section 10.7    Pledge by Lenders. Notwithstanding any other provision of this Article X, any Lender may at any time pledge all or any portion of its interest and rights under the Transaction Documents to any of the federal reserve banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. §341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Transaction Documents.
ARTICLE XI.

GRANT OF SECURITY INTEREST
Section 11.1    Grant of Security Interest. In addition to the interests which the Lenders may from time to time acquire pursuant hereto, Borrower hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties, a continuing Security Interest in all of Borrower’s right, title and interest in, to and under all Pool Receivables now existing or hereafter arising, all Related Security, all Collections and other rights and payments relating to such Pool Receivables and Related Security and each Lock-Box and each Collection Account, in each case, whether now existing or hereafter arising, and all proceeds of any of the foregoing (collectively, the “Collateral”), to secure the prompt and complete payment of the Borrower Obligations and the performance of all of Borrower’s obligations under the Transaction Documents. The Administrative Agent is hereby authorized to file a financing statement naming Borrower as the debtor and describing the collateral covered thereby as “all assets and the proceeds thereof, whether now existing or hereafter arising” or words of similar effect. The Administrative Agent, for the benefit of the Secured Parties, shall have, in addition to the rights and remedies that it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.
ARTICLE XII.

MISCELLANEOUS
Section 12.1    Waivers and Amendments.
(a)    No failure or delay on the part of the Administrative Agent or any of the Lenders in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
(b)    No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 12.1(b). This Agreement and the provisions hereof may only be amended, supplemented, modified or waived in a writing signed by Borrower, the Master Servicer, the Administrative Agent and the Required Lenders.
(c)    Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Section 12.2    Notices. Except as provided in this Section 12.2, all communications and notices provided for hereunder shall be in writing (including email, bank wire, facsimile or electronic transmission or similar writing) and shall be given to the other parties hereto at their respective addresses, facsimile numbers or email addresses set forth on Schedule 12.2 hereto or at such other address, facsimile number or email address as such Person may hereafter specify in writing for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by facsimile or email, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 12.2.
Section 12.3    Setoff; Ratable Payments.
(a)    If an Amortization Event shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement or any other Transaction Document to such Lender or its respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such obligations of Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 1.8 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Aggregate Unpaids owing to such Defaulting Lender as to which it exercised such right of setoff.
(b)    If an Amortization Event shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Master Servicer against any and all of the obligations of the Master Servicer (but not, for the avoidance of doubt, obligations of the Borrower) now or hereafter existing under this Agreement or any other Transaction Document to such Lender or its respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such obligations of the Master Servicer may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 1.8 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Aggregate Unpaids owing to such Defaulting Lender as to which it exercised such right of setoff.
(c)    The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify Borrower, Master Servicer and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The provisions of this Section 12.3 shall not be construed to apply to any payment made by Borrower or Master Servicer pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender).
(d)    If any Lender, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Lender (other than payments received pursuant to Section 8.3 or Section 1.9) in a greater proportion than that received by any other Lender entitled to receive a ratable share of such Aggregate Unpaids, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 12.4    Intended Tax Characterization. The parties hereto intend and agree that, for the purposes of all Taxes, each Advance constitutes debt that is secured by the Pool Receivables, all Related Security and all Collections with respect thereto (the “Intended Tax Characterization”). The parties hereto agree to report and otherwise to act for the purposes of all Taxes in a manner consistent with the Intended Tax Characterization.
Section 12.5    Protection of Ownership and Security Interests.
(a)    Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all reasonable actions, that may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, to further perfect, protect or more fully evidence the Administrative Agent’s Security Interest (on behalf of the Secured Parties) in the Collateral, or to enable the Administrative Agent or the Lenders to exercise and enforce their rights and remedies hereunder. At any time after the occurrence and during the continuance of an Amortization Event, the Administrative Agent may direct Borrower or the Master Servicer to notify the Obligors of Receivables, at Borrower’s expense, of the ownership or Security Interests of the Administrative Agent (on behalf of the Secured Parties) in such Receivables (and any Related Security with respect thereto) under this Agreement, and if such notification is not made within five (5) days after the Administrative Agent has so directed Borrower and the Master Servicer, the Administrative Agent may make such notification. Borrower or the Master Servicer (as applicable) shall, at the Administrative Agent’s or any Lender’s request, withhold the identity of the Administrative Agent and the Lenders in any such notification.
(b)    If the Borrower or Master Servicer fails to perform any of its obligations hereunder, the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent’s costs and expenses incurred in connection therewith shall be payable by Borrower as provided in Section 8.4.
Section 12.6    Confidentiality.
(a)    General. Except as provided below, the Administrative Agent and each Lender agree to keep confidential all information received from any Loan Party or any Originator (whether directly or through the Administrative Agent) relating to any Loan Party or any Originator or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party or any Originator (provided that, in the case of information received from any Loan Party or any Originator after the Closing Date, such information is clearly identified at the time of delivery as confidential), and to use such information only in connection with this Agreement and for the purposes contemplated hereby. The Administrative Agent and each Lender shall be permitted to disclose such information (i) to its Affiliates and its and its Affiliates respective partners, directors, trustees, officers, employees, agents, advisors (including accountants, legal counsel and other advisors) and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) to assignees and Participants as contemplated by Section 10.6, and prospective assignees and participants, subject to the agreement of such Persons to maintain the confidentiality of such information in accordance with the terms hereof, (iii) to the extent requested by any bank regulatory authority or, with notice to the applicable AZZ Party (to the extent not prohibited by Law), as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement or the other Transaction Documents, (iv) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (v) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, (vi) to any other party to this Agreement, or (vii) if the applicable AZZ Party shall have consented, in writing, to such disclosure. Notwithstanding anything herein to the contrary, the information subject to this Section 12.6 shall not include, and the Administrative Agent and the Lenders may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such Tax treatment and Tax structure; provided that with respect to any document or similar item that in either case contains information concerning the Tax treatment or Tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the Tax treatment or Tax structure of the Loans and transactions contemplated hereby.
(b)    Sharing Information With Affiliates of the Lenders. The Loan Parties acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Loan Parties or one or more of its Affiliates (in connection with this Agreement or otherwise) by the Administrative Agent, a Lender or by one or more Subsidiaries or Affiliates thereof and each AZZ Party hereby authorizes the Administrative Agent and the Lenders to share any information delivered to the Administrative Agent or such Lender by any AZZ Party pursuant to this Agreement, or in connection with the decision of any Lender to enter into this Agreement, to any such Subsidiary or Affiliate of the Administrative Agent or such Lender, it being understood that any such Subsidiary or Affiliate of such Person receiving such information shall be bound by the provisions of this Section 12.6 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and termination of the Commitments.
Section 12.7    CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO) EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE ADMINISTRATIVE AGENT’S SECURITY INTEREST IN THE COLLATERAL OR REMEDIES HEREUNDER IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
Section 12.8    CONSENT TO JURISDICTION. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO BRING PROCEEDINGS AGAINST ANY AZZ PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY AZZ PARTY AGAINST THE ADMINISTRATIVE AGENT OR THE LENDERS OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH AZZ PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.
Section 12.9    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY AZZ PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
Section 12.10    Integration; Binding Effect; Survival of Terms.
(a)    This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(b)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) the indemnification and payment provisions of Article VIII, (ii) Sections 12.6 through and including 12.9 and (iii) Sections 9.7 and 12.13, shall be continuing and shall survive any termination of this Agreement.

Section 12.11    Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. To the fullest extent permitted by applicable law, delivery of an executed counterpart of a signature page of this Agreement by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
Section 12.12    Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
Section 12.13    Bankruptcy Petition. Master Servicer hereby covenants and agrees that, prior to the date that is one (1) year and one (1) day after the date after the Final Payout Date, it will not institute against, or join any other Person in instituting against, Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the Laws of the United States or any state of the United States.
Section 12.14    USA PATRIOT Act; Anti-Money Laundering Laws. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each AZZ Party, which information includes the name and address of each AZZ Party and other information that will allow such Lender to identify each AZZ Party in accordance with the PATRIOT Act or such Anti-Money Laundering Laws.
Section 12.15    Erroneous Payments.
(a)    Each Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Secured Party (or the Lender Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 12.15(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)    Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.
(c)    In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Article X and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)    Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 12.15 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Borrower Obligations owed by the Borrower or any other AZZ Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other AZZ Party for the purpose of making a payment on the Borrower Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Borrower Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f)    Each party’s obligations under this Section 12.15 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Borrower Obligations (or any portion thereof) under any Transaction Document.
(g)    Nothing in this Section 12.15 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
Section 12.16    Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such

Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 12.16, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 12.17    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

AZZ SPE-1 LLC, as Borrower

By: /s/ Tara D. Mackey
Name: Tara D. Mackey
Title:     Secretary

ARBOR-CROWLEY, LLC, as the Master Servicer

By: /s/ Tara D. Mackey
Name: Tara D. Mackey
Title:    Secretary

S-1
Credit and Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By: /s/ Brian Gallagher
Name: Brian Gallagher
Title:     Executive Director

S-2
Credit and Security Agreement

EXHIBIT I

DEFINITIONS
Capitalized terms used and not otherwise defined in this Agreement, are used with the meanings attributed thereto in the Transfer Agreement or the Contribution Agreement.
Except as otherwise specified in this Agreement, all references in this Agreement (i) to any Person (other than Borrower) shall be deemed to include such Person’s successors and assigns, and (ii) to any law, agreement, statute or contract specifically defined or referred to in this Agreement shall be deemed references to such law, agreement, statute or contract as the same may be supplemented, amended, restated, waived, consolidated, replaced or modified from time to time, but only to the extent permitted by, and effected in accordance with, the terms thereof. The words “herein,” “hereof” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement, and references to “Article,” “Section,” “paragraph,” “Exhibit,” “Schedule” and “Appendix” are references to this Agreement unless otherwise specified. Whenever the context so requires, words importing any gender include the other gender. Any of the defined terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference; the singular includes the plural and the plural includes the singular. The word “or” shall not be exclusive.
All accounting terms not otherwise defined in this Agreement shall have the meanings assigned them in conformity with GAAP. All terms used in Article 9 of the UCC and not specifically defined in this Agreement shall be defined herein and in the Transaction Documents as such terms are defined in the UCC as in effect in the State of New York. Each reference to this Agreement, any other Transaction Document, or any other agreement shall be a reference to such agreement together with all exhibits, schedules, attachments and appendices thereto, in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof. References to “writing” include facsimile, printing, typing, lithography and other means of reproducing words in a tangible visible form including computer-generated information accessible in tangible visible form. References to “written” include faxed, printed, typed, lithographed and other means of reproducing words or symbols in a tangible visible form consistent with the preceding sentence. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”.
Unless otherwise expressly provided herein, any period of time ending on a day which is not a Business Day shall end on the next succeeding Business Day. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”
For purposes of this Agreement, any Amortization Event or Master Servicer Termination Event shall be deemed to be continuing until it is waived in accordance with Section 12.1, and any Termination Event shall be deemed to be continuing until it is waived in accordance with Section 10.1 of the Transfer Agreement or Section 10.1 of the Contribution Agreement, as applicable.
In addition, as used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“AC” has the meaning set forth in the preamble to this Agreement.
“Adjusted Net Receivables Pool Balance” means, at any time, (a) the Net Receivables Pool Balance at such time, minus (b) the total amount of Contractual Dilution accrued with respect to the Eligible Receivables at such time.
“Administrative Agent” has the meaning set forth in the preamble to this Agreement.
“Administrative Agent’s Account” means Wells’ account no. 37235547964506692, at Wells Fargo Bank, National Association, 420 Montgomery Street, San Francisco, CA, ABA No. 121-000-248, Reference: AZZ SPE-1 LLC or any other account or accounts as the Administrative Agent may indicate in writing to Borrower and the Master Servicer from time to time.
“Advance” means an Incremental Advance or a Release.
“Adverse Claim” means any claim of ownership or any Lien; it being understood that any Permitted Lien shall not constitute an Adverse Claim.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with such Person. The term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Aggregate Commitment” means, on any date of determination, the aggregate of all Lenders’ Commitments.
“Aggregate Principal” means, on any date of determination, the aggregate amount of Principal of all Incremental Advances outstanding on such date.
“Aggregate Reduction” has the meaning specified in Section 1.3(b).
“Aggregate Unpaids” means, at any time, the sum of the Aggregate Principal and all Required Amounts.
“Agreement” means this Credit and Security Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.
“Alternate Base Rate” means, for any day, a rate per annum equal to the highest as of such day of (i) the Prime Rate, (ii) one-half of one percent (0.50%) above the Federal Funds Rate or (iii) one percent (1.00%) above Daily One Month Term SOFR; each change in the Alternate Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Daily One Month Term SOFR, as applicable (provided that clause (iii) shall not be applicable during any period in which Daily One Month Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Alternate Base Rate be less than 0.00%. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate, the Federal Funds Rate or Daily One Month Term SOFR shall be effective on the date of each such change.

“Amortization Date” means the earliest to occur of (a) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 7.1(o), (b) the Business Day specified in a written notice from the Administrative Agent following the occurrence and during continuation of any other Amortization Event, and (c) the date which is five (5) Business Days after the Administrative Agent’s receipt of written notice from Borrower that it wishes to terminate the facility evidenced by this Agreement.
“Amortization Event” has the meaning specified in Section 7.1.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.
“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Margin” has the meaning set forth in the Fee Letter.
“Assignment Agreement” has the meaning set forth in Section 10.1(d).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of a Calculation Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Calculation Period” pursuant to Section 1.7(c)(iv).
“Average Dilution Ratio” means, at any time, the rolling average of the Dilution Ratio for the 12 Fiscal Months then most recently ended.
“AZZ” means AZZ Inc., a Texas corporation.
“AZZ Parties” means (a) Borrower, (b) Intermediate SPE, (c) Master Servicer, (d) each Sub-Servicer that is an Affiliate of AZZ, (e) each Originator and (f) the Performance Guarantor.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.7(c)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then current Benchmark, the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;
provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 1.7(c) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 1.7(c).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 CFR § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” has the meaning set forth in the preamble to this Agreement.
“Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to Administrative Agent, any Lender and/or any Indemnified Party, arising under or in connection with this Agreement or any other Transaction Document, and shall include, without limitation, the Aggregate Principal outstanding hereunder, all Interest, fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including interest, fees and other obligations that accrue after the commencement of any Event of Bankruptcy with respect to the Borrower (in each case whether or not allowed as a claim in such proceeding).
“Borrowing Availability” means, on any Business Day, after giving prospective effect to a contemplated Advance, that the Aggregate Principal outstanding hereunder will be less than the lesser of (a) the Facility Limit and (b) the Borrowing Base as of such day.
“Borrowing Base” means, on any date of determination, the Adjusted Net Receivables Pool Balance minus the Required Reserve.
“Borrowing Date” means the Business Day on which any Incremental Advance or Release occurs.
“Borrowing Notice” has the meaning set forth in Section 1.2(a).
“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York, New York, Atlanta, Georgia or in any location where a Collection Account is maintained; provided that, when used in relation to an Advance accruing interest at Daily One Month Term SOFR or in the calculation or computation of Daily One Month Term SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.
“Calculation Period” means a calendar month.

“Capital Stock” means, with respect to any Person, all shares, interests, including membership interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations, warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests) or any other equivalent of such ownership interest.
“Change of Control” means the occurrence of any of the following:
(i)    Intermediate SPE shall cease to own, directly, one hundred percent (100%) of the issued and outstanding Capital Stock and all other equity interests of the Borrower free and clear of any Adverse Claim;
(ii)    The Originators, collectively, shall cease to own, directly, one hundred percent (100%) of the issued and outstanding Capital Stock and all other equity interests of Intermediate SPE free and clear of any Adverse Claim or any Originator shall cease to own, directly, a portion of the issued and outstanding Capital Stock and other equity interests of Intermediate SPE free and clear of any Adverse Claim;
(iii)    Performance Guarantor shall cease to own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Capital Stock and all other equity interests of the Borrower, Intermediate SPE, any Originator or the Master Servicer;
(iv)    Performance Guarantor, any Originator or Master Servicer shall, directly or indirectly, sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets (other than in accordance with the Transaction Documents); or
(v)    a “Change of Control” (or similar event) shall occur under the Credit Agreement (as in effect on the Closing Date and without giving effect to any amendment, restatement, waiver, supplement or termination thereof unless otherwise agreed to in writing by the Administrative Agent in its sole discretion).
“Charged-Off Receivable” means a Receivable: (a) as to which the Master Servicer has received notice or a Responsible Officer is otherwise aware that the Obligor thereof has taken any action, or suffered any event to occur, of the type described in the definition of “Event of Bankruptcy”; (b) which, consistent with the Credit and Collection Policy, would be written off the Master Servicer’s books as uncollectible; or (c) which has been identified by the Master Servicer as uncollectible.
“Closing Date” means July 10, 2025.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” has the meaning specified in Section 11.1.
“Collection Account” means each account listed on Exhibit IV hereto (in each case, in the name of the Borrower) and maintained at a bank or other financial institution acting as a Collection

Account Bank pursuant to a Collection Account Control Agreement for the purpose of receiving Collections.
“Collection Account Bank” means, at any time, any bank at which a Collection Account or Lock-Box is maintained.
“Collection Account Control Agreement” means an agreement, in form reasonably acceptable to the Administrative Agent, in which a Collection Account Bank agrees to take instructions from the Administrative Agent, either directly or as assignee of Borrower, with respect to the disposition of funds in a Collection Account without further consent of any applicable AZZ Party; provided, however, that any such agreement shall allow an AZZ Party to give instructions with respect to such Collection Account prior to delivery of a Notice of Exclusive Control.
“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable, including all cash payments received by the Borrower under Section 3.2(c) of the Contribution Agreement.
“Commitment” means, for each Lender, the commitment of such Lender to make Loans to Borrower from time to time, in an amount not to exceed (a) in the aggregate, the amount set forth opposite such Lender’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof and (b) with respect to any individual Incremental Advance hereunder, such Lender’s Percentage of the aggregate Principal of the requested Incremental Advance.
“Concentration Percentage” means, at any time, (a) with respect to any single Special Obligor and its Affiliates (if any) or any group of Special Obligors and their respective Affiliates (if any), as applicable, the “Concentration Percentage” set forth opposite such Special Obligor or group of Special Obligors, as applicable, in the definition of “Special Obligor” hereunder and (b) with respect any single Obligor (other than a Special Obligor) and its Affiliates (if any) (or group of Obligors (other than a group of Special Obligors) and their respective Affiliates (if any) to the extent set forth below), the applicable concentration percentage appearing opposite such Obligor’s applicable rating on the table below:

S&P Short-Term Rating/ Long-Term Rating	Moody’s Short-Term Rating/ Long-Term Rating	Concentration Percentage
A-1 / A+ or higher	P-1 / A1 or higher	20.00%
A-2 / BBB+ or higher (but below A-1 / A+)	P-2 / Baa1 or higher (but below P-1 / A1)	14.00%
A-3 / BBB- or higher (but below A-2 / BBB+)	P-3 / Baa3 or higher (but below P-2 / Baa1)	7.00%
Below A-3 / BBB- or Not Rated by S&P	Below P-3 / Baa3 or Not Rated by Moody’s
14.00% in the aggregate for the top four (determined by aggregate Outstanding Balance of Eligible Receivables) Non-Rated Obligors and their respective Affiliates considered collectively (the “Top Four Non-Rated Obligors”), and otherwise 3.50%

; provided, however, that:
    (i)    if such Obligor has a short-term unsecured debt rating (A) from both Moody’s and S&P, such Obligor’s “Concentration Percentage” shall be determined based on the lower of such short-term unsecured debt ratings or (B) from only one of Moody’s or S&P, such Obligor’s “Concentration Percentage” shall be determined based upon the short-term unsecured debt rating that is maintained;
    (ii)    if such Obligor (A) does not have a short-term unsecured debt rating from either Moody’s or S&P and (B) has a long-term unsecured debt rating (I) from both Moody’s and S&P, such Obligor’s “Concentration Percentage” shall be determined based on the lower of such long-term unsecured debt ratings or (II) from only one of Moody’s or S&P, such Obligor’s “Concentration Percentage” shall be determined based upon the long-term unsecured debt rating that is maintained; and
    (iii)    if such Obligor is a Non-Rated Obligor, such Obligor’s “Concentration Percentage” shall be the one set forth in the last line of the table above.
        “Concentration Reserve Percentage” means, at any time, fourteen percent (14.00%).
“Conforming Changes” means, with respect to either the use or administration of Daily One Month Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Calculation Period” or any similar or analogous definition (or the addition of a concept of “Calculation Period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 1.7 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.
“Contractual Dilution” means any Dilution or similar adjustments arising out of chargebacks, terms discounts, indirect rebates, direct rebates (net of any direct rebate recovery), promotional programs or similar arrangements, including cash discounts and credits for scrap value, and specified in the related Contract or applicable marketing program related to the applicable Receivable and Obligor thereof.
“Contractual Maturity Date” means July 10, 2028.

“Contribution Agreement” means that certain Receivables Contribution Agreement, dated as of the Closing Date, by and among Intermediate SPE, Master Servicer and Borrower, as the same may be amended, restated or otherwise modified from time to time in accordance with the terms thereof.
“Credit Agreement” means that certain Credit Agreement, dated as of May 13, 2022, by and among AZZ, as the company, the guarantors from time to time party thereto, the lenders and l/c issuers from time to time party thereto, and Citibank, N.A., as administrative agent and collateral agent, as amended through the Fifth Amendment, dated as of February 27, 2025, and as it may be further amended, restated or otherwise modified from time to time in accordance with the terms thereof.
“Credit and Collection Policy” means the Originators’ credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VII hereto, as modified from time to time in accordance with this Agreement.
“Cut-Off Date” means, on any date of determination, the last day of the Fiscal Month then most recently ended.
“Daily One Month Term SOFR” means, for any day, the Term SOFR Reference Rate for a tenor of one-month on such day, or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day (such day, the “Daily One Month Term SOFR Determination Day”), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Daily One Month Term SOFR Determination Day the Term SOFR Reference Rate for one month has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Daily One Month Term SOFR will be the Term SOFR Reference Rate for one month as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for one month was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Daily One Month Term SOFR Determination Day; provided, further, that if Daily One Month Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Daily One Month Term SOFR shall be deemed to be the Floor.
“Days Sales Outstanding” means, as of any day, an amount equal to the product of (a) 91, multiplied by (b) the amount obtained by dividing (i) the aggregate Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) as of the most recent Cut-Off Date, by (ii) the aggregate amount of Pool Receivables (other than Unbilled Receivables) created during the last three (3) Fiscal Months ending on such Cut-Off Date.
“Deemed Collections” means the aggregate of all amounts Borrower shall have been deemed to have received as a Collection of a Receivable. Borrower shall be deemed to have received a Collection of a Receivable if any Dilution occurs with respect to such Receivable. The amount of the Collection which Borrower shall be deemed to have received shall equal, in the case of clauses (a)-(e) of the definition of “Dilution”, the amount by which the Outstanding Balance of such Receivable was reduced as a result thereof and, in the case of clause (f) of the definition of “Dilution”, the Outstanding Balance of such Receivable.

“Default Rate” means a per annum rate of interest equal to the sum of the Alternate Base Rate plus the Applicable Margin plus 2.00%.
“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the total amount of Pool Receivables which became Defaulted Receivables during the Fiscal Month that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Fiscal Month occurring five (5) Fiscal Months prior to the Fiscal Month ending on such Cut-Off Date.
“Defaulted Receivable” means a Receivable: (a) as to which the Obligor thereof has suffered an Event of Bankruptcy; (b) which, consistent with the Credit and Collection Policy, should be written off as uncollectible; or (c) as to which any payment, or part thereof, remains unpaid for 121 days or more from the original due date for such payment.
“Defaulting Lender” means, subject to Section 1.8(b), any Lender that (a) has failed to fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Potential Amortization Event or Amortization Event, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Administrative Agent and Borrower in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Potential Amortization Event or Amortization Event, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or Borrower, to confirm in writing to the Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code of the United States of America or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.8(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to Borrower and each other Lender promptly following such determination. Failure of the Administrative Agent to conclude that a Lender is a Defaulting Lender shall not limit the rights and remedies of Borrower in regards to any Lender that constitutes a Defaulting Lender.
“Delinquency Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables at such time, by (b) the aggregate Outstanding Balance of all Pool Receivables at such time.
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment.
“Designated Funding Office” has the meaning set forth in Section 1.9.
“Dilution” means the amount of any reduction or cancellation of any portion of the Outstanding Balance of a Receivable due to (a) any defective or rejected goods or services, any cash discount or any other adjustment by any Originator or any Affiliate thereof (other than as a result of any Collections), or as a result of any governmental or regulatory action, (b) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), (c) any warranty claim, rebate or refund, (d) any misstatement of the amount thereof, (e) any extension, amendment or other modification to the payment terms of any Receivable or any Contract related to such Receivable in any material respect other than in accordance with the Credit and Collection Policy or (f) any misrepresentation with respect to such Receivable under any of Section 3.1(m), Section 3.1(n), Section 3.1(o), Section 3.1(r), Section 3.1(t) or Section 3.1(u).
“Dilution Horizon Ratio” means, as of any Cut-Off Date, a ratio (expressed as a decimal), computed by dividing (a) the sum of (i) the aggregate sales generated by the Originators during the Fiscal Month ending on such Cut-Off Date, plus (ii) 50% of the aggregate sales generated by the Originators during the Fiscal Month ending on the Cut-Off Date immediately preceding such Cut-Off Date (or in the case of this clause (a), the aggregate sales generated by the Originators during such period ending on such Cut-Off Date as reasonably selected by the Administrative Agent, with prior written notice to the Borrower, based on the results of the most recent Review conducted by the Administrative Agent), by (b) the Adjusted Net Receivables Pool Balance as of such Cut-Off Date.
“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (a) the total amount of decreases in Outstanding Balances due to Dilution (other than due to Contractual Dilution) during the Fiscal Month ending on such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Fiscal Month ending one (1) Fiscal Month prior to such Cut-Off Date.
“Dilution Reserve” means, for any Fiscal Month, the product (expressed as a percentage) of: (a) the sum of (i) 2.00 times the Average Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.
“Dilution Volatility Component” means, at any time, the product (expressed as a percentage) of (i) the difference between (a) the highest three-Fiscal Month rolling average Dilution Ratio over the 12-Fiscal Month period then most recently ended and (b) the Average Dilution Ratio, times (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.
“Dominion Date” means the date following a Dominion Trigger Event on which the Administrative Agent delivers to any Collection Account Bank(s) a Notice of Exclusive Control pursuant to Section 6.4.
“Dominion Period” means the period beginning on the Dominion Date and ending on the earlier of (x) the date thereafter when all Borrower Obligations have been paid in full and all Commitments have been terminated and (y) the date thereafter that the related Notice of Exclusive Control has been withdrawn by the Administrative Agent.
“Dominion Trigger Event” means the occurrence of an Amortization Event.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.
“Eligible Assignee” means (i) any Lender, (ii) any Affiliate of a Lender, or (iii) any bank or other financial institution having a combined capital and surplus of at least $250,000,000.
“Eligible Receivable” means, at any time of determination, a Receivable:
(a)    the Obligor of which (i) is not a Sanctioned Person, (ii) is not an Affiliate of any AZZ Party, (iii) is a U.S. Obligor, (iv) is not a Governmental Authority, (v) is not the Administrative Agent, a Lender or any of their respective Affiliates, and (vi) is a commercial Obligor and not a natural Person acting in its individual capacity;
(b)    which is not (i) a Delinquent Receivable, (ii) a Defaulted Receivable or (iii) owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Delinquent Receivables;
(c)    which is due within 90 days of the original invoice date therefor;
(d)    which (i) is an “account” or a “payment intangible” as defined in Section 9-102 of the UCC of all applicable jurisdictions and (ii) does not constitute, or arise from the sale of, as-extracted collateral (as defined in the UCC of any applicable jurisdiction);

(e)    which is denominated and payable only in U.S. Dollars by the related Obligor directly to a Lock-Box or Collection Account located in the United States that is subject to an enforceable Collection Account Control Agreement;
(f)    which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);
(g)    which arises under a Contract that (i) is governed by the law of the United States or any State thereof, (ii) contains an obligation to pay a specified sum of money, contingent only upon the sale of goods and/or the provision of services by the applicable Originator, (iii) remains in full force and effect, (iv) does not prohibit the transfer, sale or assignment of the related Receivable or any proceeds thereof and (v) does not require the Obligor thereunder to consent to any transfer, sale or assignment of the related Receivable or any proceeds thereof;
(h)    which, together with the Contract related thereto, does not contravene in any material respect any Law, rule or regulation applicable thereto (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z, Regulation D and Regulation B of the Federal Reserve Board, and applicable judgments, decrees, injunctions, writs, orders, or line of action of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation;
(i)    which satisfies in all material respects all applicable requirements of the Credit and Collection Policy;
(j)    the Obligor of which does not have any defenses arising out of the failure to effect the sale or other transfer of such Receivable to the Borrower under the local laws applicable to such Obligor or the related Contract;
(k)    which was generated in the ordinary course of the applicable Originator’s business and for which the invoice therefor has been delivered to the related Obligor (other than in the case of an Eligible Unbilled Receivable);
(l)    which arises solely from the arm’s-length sale of goods or the provision of services to the related Obligor by the applicable Originator;
(m)    which is not subject to (i) any currently asserted right of rescission or set-off, or (ii) any currently asserted counterclaim or other defense (including defenses arising out of violation of usury laws) or any other Lien of the applicable Obligor against the applicable Originator (i.e., the Obligor with the right, claim or defense has such right claim or defense directly against the Originator rather than against an Affiliate of such Originator), and the Obligor thereon holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise the sale of which gave rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such rescission, set-off, counterclaim, defense or repurchase right affects only a portion of the Outstanding

Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected (i.e., the amount of the outstanding claim or the amount the Obligor is entitled to set-off against the applicable Originator based on the amount which such Originator owes the applicable Obligor would be netted against the applicable Receivable, but the excess of the Receivable over such outstanding claim or set-off would be included as an Eligible Receivable); provided further, however, and for the avoidance of doubt but without duplication, the amount of any obligations owing by an Originator to an Obligor which is a supplier to such Originator or an Affiliate of a supplier (a “Supplier Obligor”) in an amount not to exceed the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool owed by such Supplier Obligor shall be deducted from the calculation of Net Receivables Pool Balance at all times;
(n)    as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it and the related goods or merchandise shall have been delivered and/or services performed, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor;
(o)    for which the related Originator has recognized all of the related revenue on its financial books and records in accordance with GAAP (or the accepted accounting principles in the relevant jurisdiction of such Originator);
(p)    (i) as to which all right, title and interest to and in which has been validly transferred by the applicable Originator to Intermediate SPE pursuant to the Transfer Agreement, and Intermediate SPE has good and marketable title thereto free and clear of any Lien (other than Permitted Liens), and the payments thereon are free and clear of any withholding Tax and (ii) as to which all right, title and interest to and in which has then been validly transferred by Intermediate SPE to Borrower pursuant to the Contribution Agreement, and Borrower has good and marketable title thereto free and clear of any Lien (other than Permitted Liens), and the payments thereon are free and clear of any withholding Tax;
(q)    for which no AZZ Party has established any offset or netting arrangements with the related Obligor in connection with the ordinary course of payment of such Receivable;
(r)    which are not payable in installments;
(s)    for which neither the related Originator nor any Affiliate thereof is holding any deposits received by or on behalf of the Obligor thereof; provided that only the portion of such Receivable in an amount equal to such deposits shall be ineligible;
(t)    for which the related invoice with respect to such Receivable does not include any Excluded Receivable or any portion of an Excluded Receivable;
(u)    the sale or contribution of which does not trigger any stamp duty or similar transfer taxes;
(v)    which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;
(w)    as to which the Administrative Agent has not notified the Borrower that the Administrative Agent has determined, in its reasonable discretion based on the findings from any audit or field exam of the Receivables, that such Receivable (or class of Receivables) or Obligor of such Receivable represents an unacceptable risk for funding hereunder either (i) because of credit risk with respect thereto or (ii) because the existence thereof or the accuracy of the reporting of the balance thereof is unable to be confirmed;
(x)    which has not been extended, amended, rescinded or cancelled, except in accordance with the Credit and Collection Policy, and not as a result of the applicable Obligor’s inability to pay;
(y)    as to which each of the representations and warranties with respect to such Receivable set forth in this Agreement, the Transfer Agreement and the Contribution Agreement are true and correct in all material respects (without duplication of any materiality qualifiers already contained therein); and
(z)    that, if such Receivable is an Unbilled Receivable, is an Eligible Unbilled Receivable.
“Eligible Unbilled Receivable” means, at any time, any Unbilled Receivable if (i) such Receivable is fully earned and the related Originator has recognized the related revenue on its financial books and records under GAAP and (ii) such Receivable has been an Unbilled Receivable for less than (x) so long as AZZ’s long-term unsecured debt rating from Moody’s is Ba3 or higher or AZZ’s long-term unsecured debt rating from S&P is BB- or higher, 90 days or (y) otherwise, 45 days.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto, and the rules and regulations promulgated thereunder.
“ERISA Event” has the meaning assigned thereto in the Credit Agreement as in effect on the Closing Date and without giving effect to any amendment, restatement, waiver, supplement or termination thereof (unless otherwise agreed to in writing by the Administrative Agent in its sole discretion).
“Erroneous Payment” has the meaning assigned thereto in Section 12.15(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 12.15(d).
“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 12.15(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:
(a)    (i) a case, application, petition or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, examinership, reorganization, debt arrangement, dissolution, administration, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, interim receiver, receiver and manager, monitor, custodian, liquidator, examiner, administrator (administrador concursal), assignee, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any applicable Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, including any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt, and any such case, application, petition or other proceeding shall continue undischarged or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or (ii) an order for relief in respect of such Person shall be entered in an involuntary case under federal bankruptcy laws or other similar applicable Laws, including any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt, now or hereafter in effect; or
(b)    such Person (i) shall commence a voluntary case, application, petition or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution, administration or other similar law, including any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt, now or hereafter in effect, (ii) shall consent to the appointment of or taking possession by a receiver, interim receiver, receiver and manager, monitor, liquidator, examiner, administrator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property or (iii) shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors (or any board or Person holding similar rights to control the activities of such Person) shall vote to implement any of the foregoing.
“Excess Concentration” means, the sum, without duplication, at any time of determination, of:
(a)    the sum of the amounts calculated for each of the Obligors (in the case of the Top Four Non-Rated Obligors, treated as a single Obligor, and in the case of the Special Obligors, treated as a single Obligor) equal to the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables of such Obligor (or in the case of the Top Four Non-Rated Obligors, of such Top Four Non-Rated Obligors, and in the case of the Special Obligors, of such Special Obligors), over (ii) the product of (x) such Obligor’s Concentration Percentage (or in the case of the Top Four Non-Rated Obligors, such Top Four Non-Rated Obligors’ Concentration Percentage, and in the case of the Special Obligors, such Special Obligors’ Concentration Percentage), multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus
(b)    the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables which are Eligible Unbilled Receivables, over (ii) the product of (x) 45.00%, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.
“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.
“Excluded Receivable” means any Receivable, the Obligor of which is set forth on Schedule C hereto.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to any Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment, or (ii) such Lender changes its funding office, except in each case to the extent amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before its changed its funding office, (c) Taxes attributable to any Recipient’s failure to comply with Section 8.5(f) or 8.5(h), and (d) any withholding Taxes imposed under FATCA.
“Facility Account” means AZZ Group LLC’s account no. 488126468070 at Bank of America, N.A., ABA # 026009593, Account Name: AZZ Group LLC Master Account, or such other account as may be designated by Borrower in writing from time to time.
“Facility Limit” means, at any time, the sum of the Commitments, as they may be modified from time to time in accordance with this Agreement. As of the Closing Date, the Facility Limit is $150,000,000.
“Facility Termination Date” means the earlier of (i) the Contractual Maturity Date, and (ii) the Amortization Date.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended, and any successor statute thereto.
“Federal Funds Rate” means, for any day, (i) the rate per annum determined by the Federal Reserve Bank of New York based on federal funds transactions on such day (or, if such day is not a Business Day, for the immediately preceding Business Day) and published as the federal funds effective rate by the Federal Reserve Bank of New York on the Business Day next succeeding such day, or, (ii) if such rate is not so published for any day that is a Business Day, the rate otherwise established by the Administrative Agent in any reasonable manner as the rate per annum applicable to federal funds transactions (which in any event, with respect to clause (i) and (ii) above, shall not be less than 0%).
“Fee Letter” means that certain Lender Fee Letter, dated as of the Closing Date, by and among Borrower, the Administrative Agent and the Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Fees” means, collectively, any fees payable pursuant to the Fee Letter.
“Final Payout Date” means the date on or after the Facility Termination Date when (i) the Aggregate Principal has been reduced to zero and all accrued Interest has been paid in full, (ii) all other Borrower Obligations have been paid in full, (iii) all other amounts owing to the Secured Parties hereunder and under the other Transaction Documents have been paid in full and (iv) the Commitments of all Lenders have terminated or expired.
“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
“Financial Covenant Breach” means, subject to Section 8.10(b) of the Credit Agreement, the Total Net Leverage Ratio as of the last day of any fiscal quarter of AZZ, beginning with the first fiscal quarter of AZZ ending after the Closing Date, exceeds 4.50 to 1.00; provided, that, during any fiscal quarter, AZZ may, in connection with any Material Acquisition, by written notice to the Administrative Agent for distribution to the Lenders, elect to increase (a “Covenant Increase”) the maximum Total Net Leverage Ratio permitted by this definition by 0.50 to 1.00 for a period of four consecutive fiscal quarters beginning with the fiscal quarter in which such Material Acquisition occurred (“Adjusted Covenant Period”); provided, further, that, with respect to any Covenant Increase that follows a previous Covenant Increase, AZZ may not elect a Covenant Increase for at least two full fiscal quarters following the end of the most recent Adjusted Covenant Period elected by AZZ. For purposes of this definition of “Financial Covenant Breach”:
(a)    unless otherwise defined in this Agreement, the terms used in this definition (including all defined terms used within such terms) shall have the respective meanings assigned to such terms in the Credit Agreement as in effect on the Closing Date and without giving effect to any amendment, restatement, waiver, supplement or termination thereof (unless otherwise agreed to in writing by the Administrative Agent in its sole discretion); and
(b)    any reference to the “Credit Agreement” is to such agreement as in effect on the Closing Date and without giving effect to any amendment, restatement, waiver, supplement or termination thereof (unless otherwise agreed to in writing by the Administrative Agent in its sole discretion).
“Fiscal Month” means a fiscal month of AZZ.
“Floor” means a rate of interest equal to 0.00%.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“GAAP” means generally accepted accounting principles as are in effect in the United States of America (as such principles may change from time to time), which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a consistent basis.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial territorial or local, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guaranty” of any Person means any obligation of such Person guarantying or in effect guarantying any Indebtedness, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
“Guaranty Agreement” means the Guaranty Agreement, dated as of the Closing Date, by Intermediate SPE in favor of the Administrative Agent, as the same may be amended, restated or otherwise modified from time to time in accordance with the terms thereof.
“Impacted Lender” means (a) a Defaulting Lender or (b) a Lender (i) as to which the Administrative Agent (and with respect to an Affiliate of any Lender, such Lender) has a good faith belief that such Lender either (x) lacks the administrative and financial capacity to readily fulfill its Commitment as a Lender hereunder, or (y) has defaulted in fulfilling its obligations under one or more other syndicated credit facilities (unless such failure is the subject of a good faith dispute or unless such failure has been cured, in each case as evidenced, in form and substance satisfactory to the Administrative Agent, by the applicable Lender), or (ii) that has since the date of this Agreement been deemed insolvent by a Governmental Authority or become the subject of a bankruptcy, receivership, conservatorship or insolvency proceeding, or has a parent company that since the date of this Agreement has been deemed insolvent by a Governmental Authority or become the subject of a bankruptcy, receivership, conservatorship or insolvency proceeding.
“Incremental Advance” means an Advance that increases the Aggregate Principal hereunder.
“Indebtedness” means, as to any Person at any time of determination, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any bonds, debentures, notes, note purchase, acceptance or credit facility, or other similar instruments or facilities, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including accounts payable incurred in the ordinary course of such Person’s business payable on terms customary in the trade), (v) all net obligations of such Person in respect of interest rate or currency hedges or (vi) any Guaranty of any such Indebtedness.
“Indemnified Amounts” has the meaning set forth in Section 8.1.
“Indemnified Party” has the meaning set forth in Section 8.1.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Independent Manager” means a manager of Intermediate SPE or Borrower who shall be a natural person who (a) shall not have been at the time of such person’s appointment or at any time during the preceding five (5) years and shall not be as long as such person is a manager of Intermediate SPE or Borrower: (i) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “AZZ Group”): the Performance Guarantor, the Master Servicer, any Originator, or any of their respective Affiliates (other than Intermediate SPE, Borrower or another special purpose entity which is an Affiliate of the Performance Guarantor), (ii) a supplier to any of the AZZ Group, Intermediate SPE or Borrower, (iii) the beneficial owner (at the time of such individual’s appointment as an Independent Manager or at any time thereafter while serving as an Independent Manager) of any of the outstanding membership or other equity interests of Borrower, Intermediate SPE or any of the AZZ Group having general voting rights, (iv) a Person controlling or under common control with any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the AZZ Group, Intermediate SPE or Borrower, or (v) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the AZZ Group, Intermediate SPE or Borrower; (b) has not less than three (3) years of experience in serving as an independent director or independent manager for special purpose vehicles engaged in securitization and/or structured financing transactions; and (c) is employed by Global Securitization Services, LLC, Lord Securities Corporation, AMACAR Group LLC, CT Corporation, Corporation Service Company, Citadel SPV (USA) LLC or such other Person that provides independent director or independent manager services for special purpose vehicles engaged in securitization and/or structured financing transactions in the ordinary course of its business, and their respective successors. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise.
“Informational Website” has the meaning set forth in Section 5.1(f).
“Intended Tax Characterization” has the meaning set forth in Section 12.4.
“Interest” means for each day for each Lender, an amount equal to the product of the applicable Interest Rate multiplied by the Principal of such Lender, annualized on the basis set forth in Section 1.4.
“Interest Rate” means (a) at all times prior to the occurrence and during the continuance of an Amortization Event, the sum of Daily One Month Term SOFR (or, solely in the instances set forth in Section 1.7, the Alternate Base Rate) plus the Applicable Margin, and (b) at all times from and after the occurrence and during the continuance of an Amortization Event, the Default Rate.
“Intermediate SPE” means AZZ SPE LLC, a Delaware limited liability company.
“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.
“IRS” means the United States Internal Revenue Service.
“Law” means any international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and any applicable administrative order, directed duty, request, license, authorization or permit of, or agreement with, any Governmental Authority, in each case whether or not having the force of law.
“LCR Security” means any commercial paper or security (other than equity securities issued to Performance Guarantor or any Originator that is a consolidated subsidiary of Performance Guarantor under generally accepted accounting principles) within the meaning of Paragraph __.32(e)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197. 61440 et seq. (October 10, 2014).
“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment Agreement, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment Agreement.
“Lien” means any mortgage, deed of trust, pledge (including possessory or non-possessory pledge), security interest, hypothecation, charge, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement, preferential arrangement or similar agreement or arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
“Liquidation Period” means the period beginning on the Facility Termination Date and ending on the date thereafter when all Borrower Obligations have been paid in full and all Commitments have been terminated.
“Loan” means each Lender’s portion of an Incremental Advance made pursuant to this Agreement.
“Loan Parties” means the Borrower and the Master Servicer.
“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Control Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.
“Loss Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the last five (5) Fiscal Months ending on such Cut-Off Date, by (ii) the Adjusted Net Receivables Pool Balance as of such Cut-Off Date.
“Loss Reserve” means, for any Fiscal Month, the product (expressed as a percentage) of (a) 2.00, times (b) the highest three-Fiscal Month rolling average Default Ratio during the 12 Fiscal Months ending on the immediately preceding Cut-Off Date, times (c) the Loss Horizon Ratio as of the immediately preceding Cut-Off Date.
“Master Servicer” has the meaning set forth in Section 6.1(a).
“Master Servicer Termination Event” has the meaning set forth in Section 6.1(a).

“Material Adverse Effect” means, a material adverse effect on (a) the business, assets, liabilities (actual or contingent), financial condition or results of operations of (i) Borrower, (ii) Intermediate SPE or (iii) the Performance Guarantor, the Master Servicer and the Originators when taken as a whole; (b) the ability of (i) either Intermediate SPE or Borrower to perform any of its payment or other obligations under the Transaction Documents to which it is a party or (ii) the Performance Guarantor, the Master Servicer and the Originators when considered as a whole to perform any of such Person’s payment or other obligations under the Transaction Documents to which it is a party; (c) the material rights and remedies of the Lenders or the Administrative Agent under the Transaction Documents; (d) the Administrative Agent’s or any Lender’s interest in any material portion of the Collateral; or (e) the collectability of any material portion of the Pool Receivables.
“Monthly Payment Date” means the date that is two (2) Business Days following the related Monthly Reporting Date or a Business Day during the Liquidation Period designated by the Administrative Agent as a “Monthly Payment Date”.
“Monthly Report” means a report in substantially the form of Exhibit VIII-A hereto (appropriately completed), furnished by the Master Servicer to the Administrative Agent (for distribution to each Lender) pursuant to Section 6.6, and which will include a certification from the Master Servicer that no Amortization Event, Potential Amortization Event, Termination Event or Unmatured Termination Event exists and is continuing, or if any such event exists and is continuing, such Monthly Report shall specify in detail the nature and period of existence thereof and any action taken or contemplated to be taken by the Borrower with respect thereto.
“Monthly Reporting Date” means the 20th day following each calendar month end (or, if any such day is not a Business Day, the next succeeding Business Day thereafter).
“Moody’s” means Moody’s Investors Service, Inc.
“Net Receivables Pool Balance” means, at any time, (a) the aggregate Outstanding Balance of all Eligible Receivables at such time in the Receivables Pool, minus (b) the Excess Concentration at such time. For the avoidance of doubt, the Outstanding Balance of any Eligible Receivable included in the Net Receivables Pool Balance shall be calculated to exclude any amount owed to a Supplier Obligor as provided for in clause (m) of the definition of Eligible Receivable.
“Net Worth” means, as at any date of determination, an amount equal to the excess, if any, of (i) the sum of (A) the aggregate Outstanding Balance of the Pool Receivables at such time, plus (B) all amounts on deposit in the Collection Accounts at such time, over (ii) the sum of (A) the Aggregate Principal outstanding at such time, plus (B) the aggregate accrued and outstanding Interest and Fees at such time, plus (C) without duplication, the aggregate accrued and unpaid other Borrower Obligations at such time.
“Non-Defaulting Lender” means each Lender other than any Defaulting Lender.
“Non-Rated Obligor” means any Obligor rated below A-3/BBB- or P-3/Baa3 by S&P or Moody’s, respectively, or which is not rated by either S&P or Moody’s.
“Notice of Exclusive Control” means, with respect to a Collection Account Control Agreement, a notice given by the Administrative Agent to the related Collection Account Bank in substantially the form prescribed by or attached to such Collection Account Control Agreement pursuant to which the Administrative Agent exercises its exclusive right to direct the disposition of funds on deposit in the applicable Collection Account(s) in accordance with such Collection Account Control Agreement.
“Obligor” means a Person obligated to make payments pursuant to a Contract.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Organizational Document” means, relative to any Person, its certificate, deed or articles of incorporation or formation, its notices of articles, its by-laws, its partnership agreement, its memorandum and articles of association, its limited liability company agreement and/or operating agreement, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Capital Stock.
“Originators” means each Person that is a party to the Transfer Agreement as an “Originator” thereunder; provided that, for the avoidance of doubt, a Removed Originator shall no longer be considered an Originator.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a Security Interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Security Interest or Transaction Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.
“Overadvance” means, on any Business Day, that the Aggregate Principal outstanding hereunder exceeds the lesser of (a) the Facility Limit and (b) the Borrowing Base.
“Participant” has the meaning set forth in Section 10.6(a).
“Participant Register” has the meaning set forth in Section 10.6(a).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment Date” means a Monthly Payment Date and each Business Day during the Liquidation Period designated by the Administrative Agent as a “Payment Date”.
“Payment Recipient” has the meaning assigned thereto in Section 12.15(a).
“PBGC” means the Pension Benefit Guaranty Corporation.

“Percentage” means, as to any Lender, the ratio (expressed as a percentage) of its Commitment to the Aggregate Commitment.
“Performance Guarantor” means AZZ.
“Performance Undertaking” means the Performance Undertaking, dated as of the Closing Date, by the Performance Guarantor in favor of the Administrative Agent.
“Permitted Lien” means (i) any Lien in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) under the Transaction Documents and (ii) any bankers’ liens, rights of setoff and other similar Liens existing solely with respect to cash on deposit in a Collection Account in favor of a Collection Account Bank, and so long as subject to a Collection Account Control Agreement.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Pledge Agreement” means the Pledge Agreement, dated as of the Closing Date, between Intermediate SPE and the Administrative Agent, as the same may be amended, restated or otherwise modified from time to time in accordance with the terms thereof.
“Pool Receivable” means a Receivable in the Receivables Pool.
“Potential Amortization Event” means an event which, with the passage of any applicable cure period or the giving of notice, or both, would constitute an Amortization Event.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate (which in any event, shall not be less than 0%); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Principal” of any Loan means, at any time, (A) the amount advanced by the applicable Lender on the applicable Borrowing Date minus (B) the sum of the aggregate amount of Collections and other payments received by such Lender which in each case are applied to reduce such Principal in accordance with the terms and conditions of this Agreement; provided that such Principal shall be restored in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.
“Proposed Reduction Date” has the meaning set forth in Section 1.3(b).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator, Intermediate SPE (as assignee of each Originator) or the Borrower (as assignee of Intermediate SPE), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes the obligation to pay any service charges, finance charges, interest, late payment charges, if any, fees and other charges with respect thereto; provided, however, that “Receivable” does not include any Excluded Receivable. Any such right to payment arising from any one transaction, including any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.
“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables owned by the Borrower.
“Recipient” means the Administrative Agent or any Lender.
“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
“Reduction Notice” has the meaning set forth in Section 1.3(b).
“Register” has the meaning set forth in Section 10.2.
“Related Entity” has the meaning set forth in Section 5.1(l).
“Related Rights” means either (i) the “Related Rights” under and as defined in the Transfer Agreement, or (ii) the “Related Rights” under and as defined in the Contribution Agreement.
“Related Security” means, with respect to any Receivable:
(i)    all right, title and interest (if any) in the goods, the sale of which gave rise to such Receivable, and any and all insurance contracts with respect thereto,
(ii)    all other Security Interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
(iii)    all guaranties, letters of credit, insurance and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
(iv)    all service contracts and other contracts and agreements associated with such Receivable,
(v)    all Records related to such Receivable,
(vi)    all of the applicable Originator’s and Intermediate SPE’s right, title and interest in each Lock-Box and each Collection Account,
(vii)    all of Borrower’s rights, interests and claims under the Transfer Agreement, the Contribution Agreement and the other Transaction Documents (including, without limitation, the benefit of all representations, warranties, indemnities and other covenants made under each of the Transfer Agreement and the Contribution Agreement by any party thereto), and
(viii)    all proceeds of any of the foregoing.
“Release” has the meaning set forth in Section 2.1(c).
“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.
“Removed Originator” means any Originator that has been removed as an Originator under, and in accordance with the provisions of, the Transfer Agreement.
“Required Amounts” means, on any Payment Date, (i) all accrued and unpaid Servicing Fees that are then due and owing to the Master Servicer, (ii) all out-of-pocket expenses that are then due and owing to the Administrative Agent or the Lenders under Section 8.4 and not otherwise paid by Borrower, (iii) all accrued and unpaid Interest then due and owing on the Advances, including any previously accrued Interest that was not paid on the applicable prior Payment Date, (iv) all Fees accrued during the Calculation Period (or portion thereof) then most recently ended and then due and owing, plus any previously accrued Fees not paid on a prior Payment Date, (v) the amount necessary to eliminate any Overadvance and (vi) all other amounts then due and owing by the Borrower under this Agreement or any other Transaction Document.
“Required Capital Amount” means $5,000,000.
“Required Lenders” means Lenders representing more than 50.0% of the aggregate Commitments of all Lenders (or, if the Commitments have been terminated or expired, Lenders representing more than 50.0% of the Aggregate Principal outstanding hereunder); provided, however, that in no event shall the Required Lenders include fewer than two (2) Lenders at any time when there are two (2) or more Lenders.
“Required Reserve” means, at any time, an amount (expressed in U.S. Dollars) equal to the product of (a) the greater of (i) the sum of the Required Reserve Factor Floor, the Yield Reserve and the Servicing Reserve and (ii) the sum of the Loss Reserve, the Dilution Reserve, the Yield Reserve and the Servicing Reserve, times (b) the Adjusted Net Receivables Pool Balance as of such time.
“Required Reserve Factor Floor” means, at any time, the sum (expressed as a percentage) of (i) the Concentration Reserve Percentage, plus (ii) the product of (x) the Average Dilution Ratio, times (y) the Dilution Horizon Ratio, in each case, as of such time.
“Resignation Closing Date” has the meaning set forth in Section 9.9(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, in respect of any AZZ Party, the chief executive officer, director, president, vice president, executive vice president, general counsel, chief operating officer, chief financial officer, treasurer, director of risk, secretary, assistant secretary, controller or assistant controller of such AZZ Party and any other officer or employee of such AZZ Party, as applicable, so designated by any of the foregoing officers or employees in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of an AZZ Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such AZZ Party, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such AZZ Party, as applicable.
“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any membership interest of any class of Borrower now or hereafter outstanding, except a dividend payable solely in membership interests of the Borrower, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of Borrower now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any membership interest of Borrower now or hereafter outstanding, and (iv) any payment of management fees by Borrower; provided that, neither a Release nor a reconveyance of Removed Receivables (as defined in the Transfer Agreement) of a Removed Originator to Intermediate SPE for concurrent reconveyance to such Removed Originator shall constitute a Restricted Junior Payment.
“Review” shall have the meaning specified in Section 5.1(k) of this Agreement.
“Revolving Period” means the period from and after the Closing Date to but excluding the Facility Termination Date.
“S&P” means S&P Global Ratings, a division of S&P Global Inc.
“Sanctioned Country” means at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria, Venezuela, Crimea and the so-called Luhansk People’s Republic and Donetsk People’s Republic regions of Ukraine).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.
“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction (a) in which any AZZ Party or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Advances will be used, or (c) from which repayment of the Borrower Obligations will be derived.

“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.
“Secured Parties” means each Lender, the Administrative Agent and each other Indemnified Party.
“Security Interest” has the meaning ascribed thereto in Article 9 of the UCC.
“Servicing Fee” has the meaning set forth in Section 6.7.
“Servicing Reserve” means, the product (expressed as a percentage) of (a) 1.0%, times (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Fiscal Months and the denominator of which is 360.
“Settlement Report” means a Monthly Report or a Weekly Report, as the case may be. For the avoidance of doubt, the Settlement Report covering the most current period shall at all times govern and control, and be deemed the most recent or the most recently delivered Settlement Report, for all purposes of this Agreement.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.
“Special Obligor” means any of the Obligors (or group of Obligors) set forth below:

Special Obligor(s)	Concentration Percentage
Mcelroy Metal Mill, Inc. (dba: McElroy Metal, METAL MART, THE MCELROY METAL SERVICE CENTER) and United States Steel Corporation (dba U.S. STEEL)	14.00% in the aggregate for Mcelroy Metal Mill, Inc. (dba: McElroy Metal, METAL MART, THE MCELROY METAL SERVICE CENTER) and United States Steel Corporation (dba U.S. STEEL)

; provided, however, that, the Concentration Percentage of such Special Obligor or group of Special Obligors, as applicable, may be cancelled by the Administrative Agent or the Lenders in its or their sole discretion upon not less than ten (10) days’ written notice to the Borrower and upon such cancellation the Concentration Percentage for each such Special Obligor shall be determined pursuant to clause (b) of the definition of “Concentration Percentage” hereunder.
“Sub-Servicer” has the meaning set forth in Section 6.1(b).
“Subsidiary” or “Subsidiaries” of a Person shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, (iii) any limited liability company of which such Person is a manager or managing member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries, and in any case, without limitation, “control” as defined under the laws of the relevant jurisdiction.
“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Event” means either (i) a “Termination Event” under and as defined in the Transfer Agreement, or (ii) a “Termination Event” under and as defined in the Contribution Agreement.
“Threshold Amount” means $75,000,000.
“Top Four Non-Rated Obligors” has the meaning set forth in the definition of “Concentration Percentage”.
“Transaction Documents” means, collectively, this Agreement, each Borrowing Notice, the Transfer Agreement, the Contribution Agreement, the the Performance Undertaking, the Pledge Agreement, the Guaranty Agreement, each Collection Account Control Agreement, the Fee Letter, each Settlement Report, and all other documents and agreements required to be executed and delivered pursuant hereto.
“Transfer Agreement” means that certain Receivables Transfer Agreement, dated as of the Closing Date, by and among the Originators, Master Servicer and Intermediate SPE, as the same may be amended, restated or otherwise modified from time to time in accordance with the terms thereof.
“UCC” means the Uniform Commercial Code as in effect in the State of New York or, as the context may require, any other applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unbilled Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has not yet been sent to the Obligor thereof.
“United States” and “U.S.” mean the United States of America.
“Unmatured Termination Event” means either (i) an “Unmatured Termination Event” under and as defined in the Transfer Agreement, or (ii) an “Unmatured Termination Event” under and as defined in the Contribution Agreement.
“Unused Fee” has the meaning set forth in the Fee Letter.
“Unrestricted Cash Amount” shall mean, on any date, the amount of cash or Cash Equivalents (as defined in the Credit Agreement as in effect on the Closing Date and without giving effect to any amendment, restatement, waiver, supplement or termination thereof unless otherwise agreed to in writing by the Administrative Agent in its sole discretion) of AZZ or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of AZZ and its Subsidiaries.
“U.S. Dollars” and “$” each mean the lawful currency of the United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 1.2(a), 1.3(b) and 1.3(c), in each case, such day is also a Business Day.
“U.S. Obligor” means an Obligor that is a corporation or other business organization and is organized under the laws of the United States of America (or of a United States of America territory, district, state, commonwealth, or possession, including, without limitation, Puerto Rico and the U.S. Virgin Islands) or any political subdivision thereof.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 8.5(f).
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Weekly Report” means a report in substantially the form of Exhibit VIII-B hereto (appropriately completed), furnished by the Master Servicer to the Administrative Agent (for distribution to each Lender) pursuant to Section 6.6(a).
“Weekly Reporting Trigger Event” means (a) the occurrence and continuance of an Amortization Event or (b) any time during which the sum of (x) the available borrowing capacity of AZZ under the Credit Agreement, plus (y) the Unrestricted Cash Amount is less than $75,000,000, and in the case of this clause (b), continuing until such time as the Administrative Agent is in receipt of a Monthly Report, for a Fiscal Month ended after the Fiscal Month in which such Weekly Reporting Trigger Event occurred, demonstrating that the sum of (x) the available borrowing capacity of AZZ under the Credit Agreement, plus (y) the Unrestricted Cash Amount is greater than or equal to $75,000,000 as of the last day of such Fiscal Month.
“Wells” means Wells Fargo Bank, National Association.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yield Reserve” means for any Fiscal Month, the product (expressed as a percentage) of (i) 1.5, times (ii) the Prime Rate as of the immediately preceding Cut-Off Date, times (iii) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Fiscal Months and the denominator of which is 360.

EXHIBIT II-A
FORM OF BORROWING NOTICE

[Date]

To:    Wells Fargo Bank, National Association, as Administrative Agent

Re: BORROWING NOTICE
Ladies and Gentlemen:
Reference is hereby made to the Credit and Security Agreement dated as of July 10, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), among AZZ SPE-1 LLC (“Borrower”), Arbor-Crowley, LLC as initial Master Servicer, the lenders from time to time party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”). Capitalized terms used herein shall have the meanings assigned to such terms in the Credit and Security Agreement.
The Administrative Agent is hereby notified of the following Advance:
Principal of Advance:                                $_______________
Borrowing Date:                                 ____________, 20__
Please transfer the aggregate Principal in immediately available funds to the Facility Account specified in the Credit and Security Agreement.

In connection with the Advance to be made on the above-specified Borrowing Date, Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the Borrowing Date (before and after giving effect to the proposed Advance):
    (i)    the representations and warranties set forth in Article III of the Credit and Security Agreement are true and correct in all material respects (without duplication of any materiality qualifiers already contained therein) on and as of the Borrowing Date of such Advance as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects (without duplication of any materiality qualifiers already contained therein) as of such earlier date;
(ii)    no event has occurred and is continuing, or would result from the proposed Advance, that will constitute an Amortization Event, a Termination Event, an Unmatured Termination Event or a Potential Amortization Event;
(iii)    the Facility Termination Date has not occurred;
II-A-1

(iv)    no Overadvance exists or will result from such Advance; and
(v)    the Master Servicer has delivered to the Administrative Agent on or prior to the date of such Advance, all Settlement Reports as and when due under the Credit and Security Agreement.
Very truly yours,

AZZ SPE-1 LLC

By: _______________________________
Name:
Title:

II-A-2

EXHIBIT II-B
FORM OF REDUCTION NOTICE

[Date]
To:    Wells Fargo Bank, National Association, as Administrative Agent

Re: REDUCTION NOTICE
Ladies and Gentlemen:
Reference is hereby made to the Credit and Security Agreement dated as of July 10, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), among AZZ SPE-1 LLC (“Borrower”), Arbor-Crowley, LLC as initial Master Servicer, the lenders from time to time party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein shall have the meanings assigned to such terms in the Credit and Security Agreement.
The Administrative Agent is hereby notified of the following Aggregate Reduction:
Aggregate Reduction:                            $_______________1
[Lender’s] Percentage of such Aggregate Reduction:            _______________%
Proposed Reduction Date:                             ____________, 20__.
Very truly yours,

AZZ SPE-1 LLC

By: _______________________________
Name:
Title:

1 This number must also be inserted in Wells’ “C.E.O.” Platform.
II-B-1

EXHIBIT III
BORROWER’S CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS, RECORDS LOCATIONS, FEDERAL TAXPAYER ID NUMBER AND ORGANIZATIONAL ID NUMBER

Name of Borrower Address of Chief Executive Office and Location of Records	State of Organization and ID Number	Federal Employer Identification Number
AZZ SPE-1 LLC One Museum Place 3100 W. 7th St., Suite 500 Fort Worth, TX 76107	Delaware 10178311	33-4882306

III-1

EXHIBIT IV

LOCK-BOXES; COLLECTION ACCOUNTS AND COLLECTION ACCOUNT BANKS

Collection Accounts

Collection Account Bank	Account Name	Account #	Lock-Box #	Lock-Box Address
Bank of America, N.A.	Aztec Group Company			P.O. Box 83771, Dallas, TX 75284-3771
Bank of America, N.A.	PRECOAT MEZZANINE LLC			P.O. Box 90392, Chicago, IL 60696
Bank of America, N.A.	AZZ SPE 1 LLC			N/A

IV-1

EXHIBIT V

RESERVED.

V

EXHIBIT VI
[FORM OF] ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is entered into as of the ___ day of ____________, ____, by and between _____________________ (“Assignor”) and __________________ (“Assignee”).
PRELIMINARY STATEMENTS
(1)    This Assignment Agreement is being executed and delivered in accordance with Section 12.1 of that certain Credit and Security Agreement dated as of July 10, 2025 (as amended, restated or otherwise modified from time to time, the “Credit and Security Agreement”), by and among AZZ SPE-1 LLC (“Borrower”), Arbor-Crowley, LLC as initial Master Servicer, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Credit and Security Agreement.
(2)    Assignor is a Lender party to the Credit and Security Agreement, and Assignee wishes to become a Lender thereunder; and
(3)    Assignor is selling and assigning to Assignee an undivided ____________% (the “Transferred Percentage”) interest in all of Assignor’s rights and obligations under the Credit and Security Agreement and the other Transaction Documents, including, without limitation, Assignor’s Commitment and (if applicable) the Principal of Assignor’s Loans as set forth herein.
AGREEMENT
The parties hereto hereby agree as follows:
The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the “Closing Date”) [two (2) Business Days] following the date on which a written notice of effectiveness hereof (“Effective Notice”) is delivered by the Assignor to the Assignee and the Administrative Agent. From and after the Closing Date, Assignee shall be a Lender party to the Credit and Security Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.
If Assignor has no outstanding Principal under the Credit and Security Agreement on the Closing Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and all rights and obligations associated therewith under the terms of the Credit and Security Agreement, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 1.1 of the Credit and Security Agreement.
If Assignor has any outstanding Principal under the Credit and Security Agreement, at or before 12:00 noon, local time of Assignor, on the Closing Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Principal of Assignor’s Loans (such amount, being hereinafter referred to as the “Assignee’s Principal”);
VI-VI-1

(ii) all accrued but unpaid (whether or not then due) Interest attributable to Assignee’s Principal; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee’s Principal for the period commencing upon each date such unpaid amounts commence accruing, to and including the Closing Date; whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and the Principal of Assignor’s Loans (if applicable) and all related rights and obligations under the Credit and Security Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Section 1.1 of the Credit and Security Agreement.
Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Credit and Security Agreement.
Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.
By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, and the other Lenders as follows: (a) other than the representation and warranty that it has not created any Lien upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Credit and Security Agreement, or the other Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit and Security Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any Collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Assignee, Borrower, any Obligor, any Affiliate of Borrower or the performance or observance by Borrower, any Obligor or any Affiliate of Borrower of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Credit and Security Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon Administrative Agent, any Lender or Borrower and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit and Security Agreement and the other Transaction Documents; (e) Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit and Security Agreement and the other Transaction Documents, are required to be performed by it as a Lender.
Schedule I hereto sets forth the revised Commitment and Principal, if any, of Assignor and the Commitment and Principal, if any, of Assignee, as well as administrative information with respect to Assignee.

THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date hereof.
[ASSIGNOR]

By: _________________________
Title:

[ASSIGNEE]

By: __________________________
Title:

CONSENTED TO:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By: _______________________________
Name:
Title:

[AZZ SPE-1 LLC

By: _______________________________
Name:
Title:]

SCHEDULE I TO ASSIGNMENT AGREEMENT

LIST OF LENDING OFFICES, ADDRESSES
FOR NOTICES AND COMMITMENT AMOUNTS

Date: _____________, ______

Transferred Percentage:____________%

	A-1	A-2	B-1
Assignor	Commitment (prior to giving effect to the Assignment Agreement), if any	Commitment (after giving effect to the Assignment Agreement), if any	Outstanding Principal, if any

	A-2	B-1
Assignee	Commitment (after giving effect to the Assignment Agreement), if any	Outstanding Principal, if any

Address for Notices

_________________________
_________________________
Attention:
Phone:
Fax:

EXHIBIT VII
CREDIT AND COLLECTION POLICY

ATTACHED

VII-1

EXHIBIT VIII-A
FORM OF MONTHLY REPORT

ATTACHED

VIII-A-1

EXHIBIT VIII-B
FORM OF WEEKLY REPORT

ATTACHED

VIII-B-1

2

SCHEDULE 12.2

ADDRESSES FOR NOTICES

If to Borrower:

c/o AZZ Inc.
One Museum Place
3100 West 7th St., Suite 500
Fort Worth, TX 76107
Attention: Tara D. Mackey; Steven Phillips
Email: TaraMackey@AZZ.com; StevenPhillips@AZZ.com

If to Master Servicer:

c/o AZZ Inc.
One Museum Place
3100 West 7th St., Suite 500
Fort Worth, TX 76107
Attention: Tara D. Mackey; Steven Phillips
Email: TaraMackey@AZZ.com; StevenPhillips@AZZ.com

If to Wells or the Administrative Agent:

1100 Abernathy Rd., NE
16th Floor, Suite 1600
Atlanta, GA 30328
Attention: Andres Robledo
Email: andres.robledo@wellsfargo.com; wfcc-collateral@wellsfargo.com
Phone: (704)-400-0560

12.2-1

SCHEDULE A
COMMITMENTS

Lender	Commitment
Wells Fargo Bank, National Association	$150,000,000

A-1

SCHEDULE B
CLOSING DOCUMENTS
ATTACHED
B-1

SCHEDULE C
EXCLUDED RECEIVABLES
NONE.

C-1